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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 13, 1996

                             ---------------------

                         EXIDE ELECTRONICS GROUP, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                        0-18106                        23-2231834
      (State or other             (Commission File Number)      (IRS Employer Identification
      jurisdiction of                                                       No.)
        incorporation)

                8609 SIX FORKS ROAD                            27615
              RALEIGH, NORTH CAROLINA                        (Zip Code)
          (Address of principal executive
                       offices)

       Registrant's telephone number, including area code: (919) 872-3020

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     Pursuant to a stock purchase agreement dated November 17, 1995, as amended on February 9, 1996 (the "Acquisition Agreement"), Exide Electronics Group, Inc. ("Exide Electronics" or the "Company") acquired (the "Deltec Acquisition") Deltec Power Systems, Inc. and its subsidiaries (collectively "Deltec") from Fiskars Oy Ab and Fiskars Holdings, Inc. (collectively "Fiskars"). The Deltec Acquisition was completed on March 13, 1996. Deltec designs, manufactures, markets, sells and services a broad line of uninterruptible power supply ("UPS") products and power management software worldwide through its principal operating subsidiaries, Deltec Electronics Corporation ("Deltec EC"), which is headquartered in San Diego, California, and FPS Power Systems Oy Ab ("FPS"), which is based in Espoo, Finland. Deltec and its subsidiaries will become operating subsidiaries of the Company.

     Under the terms of the Acquisition Agreement, the purchase price of the Deltec Acquisition was stated to be approximately $195.0 million, which is comprised of approximately $158.5 million in cash, 825,000 shares of the Company's common stock (the "Common Stock") and 1,000,000 shares of the Company's Series G preferred stock (the "Series G Preferred Stock"). The stated contract price was based on the value of the Common Stock and Series G Preferred Stock that was issued to Fiskars being fixed at $20.00 per share. For purposes of reflecting the Deltec Acquisition on the Company's financial statements, however, the Common Stock and Series G Preferred Stock that was issued to Fiskars was valued at $14.00 per share and $18.00 per share, respectively, resulting in a purchase price of approximately $188.1 million. The Series G Preferred Stock is convertible into Common Stock on a one-for-one basis (subject to adjustment under certain circumstances), has a per annum dividend rate of $0.80 per share through March 31, 2001 and $1.20 per share thereafter, and is subject to redemption under certain circumstances. The purchase price was based on the assumption that the net book value of Deltec on the closing would be approximately $28.7 million. The purchase price will be adjusted upward or downward to the extent the closing date net book value (as adjusted for certain excluded assets and liabilities) differs from this amount. Such determination is expected to be made within 60 days of the closing date, as provided in the Acquisition Agreement. In addition, under the terms of the Acquisition Agreement, the Company paid $4.0 million to Fiskars in payment of certain interest carrying costs associated with Fiskars' agreement to extend the time for closing the Deltec Acquisition.

     The Company financed the cash portion of the purchase price of the Deltec Acquisition with (i) borrowings under a new credit facility (the "New Credit Facility") and (ii) the sale of 125,000 units (the "Units") comprised of $125.0 million of senior subordinated notes (the "Notes") and warrants (the "Warrants") to purchase 643,750 shares of the Company's Common Stock (the "Offering"). Under the terms of a credit agreement with Morgan Guaranty Trust Company of New York, on its own behalf and as Administrative Agent for a group of financial institutions, the New Credit Facility provides for term and revolving credit facilities in the aggregate amount of $175.0 million.

     The Company conducted the Offering as a private offering in reliance upon Rule 144A promulgated under the Securities Act of 1933, as amended. In connection with the Offering, the Company distributed an offering memorandum (the "Offering Memorandum") that contains certain projected financial information (the "Projections") reflecting the Company's best estimates of the Company's results of operations for the fiscal year ending September 30, 1996. The Company does not regularly publish projections of its operating results. To insure that the public market is provided with the same disclosure as the Offering Memorandum contains, however, the Company included the Projections in a Current Report on Form 8-K dated February 21, 1996 (as amended by Form 8-K/A dated March 22, 1996), which was filed prior to the closing date of the Offering. The Company is including under Item 7(b) hereof the Projections that are included in the final Offering Memorandum, which Projections were updated with respect to interest expense to reflect the final terms of the Offering. This Form 8-K also includes (i) Unaudited Pro Forma Combined Financial Statements under Item 7(b) and (ii) Annual Combined and Consolidated Financial Statements and unaudited Interim Consolidated Financial Statements of Deltec under Item 7(a) (collectively, the "Offering Memorandum Financial Statements"), all of which are included in the Offering Memorandum. The Unaudited Pro Forma Combined Financial Statements were also included in the Form 8-K dated February 21, 1996 (as amended), and also are updated to reflect the final terms of the Offering. The Projections and the Unaudited Pro Forma Combined Financial Statements give effect to (i) the Deltec Acquisition, (ii) the

October 1995 conversion of Exide Electronics' 8.375% convertible subordinated notes (the "Convertible Subordinated Notes") into shares of Common Stock, (iii) the New Credit Facility, and (iv) issuance of the Notes in the Offering (collectively the "Transactions").

     THE PROJECTIONS CONTAIN FORWARD LOOKING INFORMATION, AND INVESTORS AND SHAREHOLDERS SHOULD BE AWARE OF AND REVIEW CAREFULLY THE ASSUMPTIONS ACCOMPANYING THE PROJECTIONS, AS WELL AS THE CAUTIONARY DISCLOSURES CONCERNING THE FACTORS THAT MAY CAUSE THE COMPANY'S ACTUAL OPERATING RESULTS TO DIFFER ADVERSELY AND MATERIALLY FROM THE PROJECTIONS. ACCORDINGLY, NEITHER POTENTIAL INVESTORS NOR SHAREHOLDERS SHOULD PLACE UNDUE RELIANCE ON THE PROJECTIONS. THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT EVENTS OR CIRCUMSTANCES, OR THE OCCURRENCE OF UNANTICIPATED EVENTS, AFTER THE PROJECTIONS ARE ISSUED. THE PROJECTIONS SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1995 AND THE ANNUAL CONSOLIDATED FINANCIAL STATEMENTS CONTAINED THEREIN, THE COMPANY'S NOTICE OF ANNUAL MEETING AND PROXY STATEMENT DATED JANUARY 26, 1996, THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED DECEMBER 31, 1995, THE COMPANY'S CURRENT REPORT ON FORM 8-K DATED FEBRUARY 21, 1996, AS AMENDED BY FORM 8-K/A DATED MARCH 22, 1996 (COLLECTIVELY THE "COMPANY PERIODIC DISCLOSURE DOCUMENTS"), AND THE OFFERING MEMORANDUM FINANCIAL STATEMENTS ATTACHED HERETO.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business Acquired

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  and Shareholders of
  Deltec Power Systems, Inc.

     In our opinion, based upon our audits and the reports of other auditors, the accompanying consolidated balance sheets and the related combined/consolidated statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Deltec Power Systems, Inc. and its subsidiaries (the "Company") at December 31, 1994 and September 30, 1995, and the results of their operations and their cash flows for the years ended December 31, 1993 and 1994 and for the nine months ended September 30, 1995 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of FPS Power Systems Oy Ab, FPS Power Systems A/S, Fiskars Power Systems A/S and Fiskars Power Systems AB, wholly-owned subsidiaries, which statements reflect total assets of $13.0 and $23.7 million at December 31, 1994 and September 30, 1995, respectively, and total revenues of $20.8, $26.7 and $25.8 million for the years ended December 31, 1993 and 1994 and for the nine months ended September 30, 1995, respectively. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for those companies, is based solely on the reports of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for the opinion expressed above.

     As discussed in Notes 2 and 9 to the financial statements, effective January 1, 1993, Statement of Financial Accounting Standards No. 109 was adopted.

PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
January 16, 1996,
except as to Note 13 which is
as of February 9, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
FPS Power Systems Oy Ab

     We have audited the accompanying balance sheets of FPS Power Systems Oy Ab (the "Company"), a wholly-owned subsidiary of Deltec Power Systems, Inc., as of December 31, 1994 and September 30, 1995, and the related statements of income and cash flows for years ended December 31, 1993 and 1994 and the nine months ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As more fully described in note 1 to the financial statements, the Company accounts for its investments in wholly-owned subsidiaries using the cost method. The subsidiaries should be consolidated in order to conform with generally accepted accounting principles.

     In our opinion, except for the effects of accounting for investments in subsidiaries on the cost method as discussed in the preceding paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of FPS Power Systems Oy Ab, as of December 31, 1994 and September 30, 1995, and the results of its operations and its cash flows for the years ended December 31, 1993 and 1994 and the nine months ended September 30, 1995, in conformity with generally accepted accounting principles in the United States of America.

KPMG WIDERI OY AB
Helsinki, Finland
January 12, 1996

Sixten Nyman
Authorized Public Accountant

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
and Shareholder of
FPS Power Systems A/S

     We have audited the accompanying balance sheets of FPS Power Systems A/S (the "Company"), a wholly-owned subsidiary of Deltec Power Systems, Inc., as of September 30, 1995 and December 31, 1994 and the related statements of income and retained earnings and of cash flows for the nine month period ended September 30, 1995 and for the years ended December 31, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of FPS Power Systems A/S at September 30, 1995 and December 31, 1994, and the results of their operations and their cash flows for the nine month period ended September 30, 1995 and for the years ended December 31, 1994 and 1993, in conformity with generally accepted accounting principles in the United States of America.

KPMG
Oslo, Norway
January 11, 1996

Tom Myhre
State Authorized Public Accountant (Norway)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Shareholder of
Fiskars Power Systems A/S

     We have audited the accompanying balance sheets of Fiskars Power Systems A/S, a wholly-owned subsidiary of Deltec Power Systems, Inc., as of September 30, 1995 and December 31, 1994 and the related statements of income and retained earnings and of cash flows for the nine month period ended September 30, 1995 and for the years ended December 31, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We have conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As more fully described in summary of significant accounting policies note to the financial statements, the Company accounts for its wholly owned subsidiary company, on the equity method. The subsidiary should be consolidated to conform with generally accepted accounting principles.

     In our opinion, except for the effects of accounting for its investment in subsidiary on the equity method, the financial statements audited by us present fairly, in all material respects, the financial position of Fiskars Power Systems A/S at September 30, 1995 and December 31, 1994, and the results of their operations and their cash flows for the nine month period ended September 30, 1995 and for the years ended December 31, 1994 and 1993, in conformity with generally accepted accounting principles in the United States of America.

KPMG C. Jespersen
Copenhagen, Denmark
December 22, 1995

Torben Vonsild
State Authorized
Public Accountant

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
and Shareholder of
Fiskars Power Systems AB

     We have audited the accompanying balance sheets of Fiskars Power Systems AB (the "Company"), a wholly-owned subsidiary of Deltec Power Systems, Inc., as of September 30, 1995 and December 31, 1994 and the related statements of income and retained earnings and of cash flows for the nine month period ended September 30, 1995 and for the years ended December 31, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Fiskars Power Systems AB at September 30, 1995 and December 31, 1994 and the results of their operations and their cash flows for the nine month period ended September 30, 1995 and for the years ended December 31, 1994 and 1993, in conformity with generally accepted accounting principles.

     As discussed in the income taxes note to the financial statements, in 1993 the Company adopted the method of accounting for income taxes prescribed by Statements of Financial Accounting Standards No. 109.

KPMG Bohlins AB
Stockholm, Sweden
December 22, 1995

Thomas Thiel
Partner

                           DELTEC POWER SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEETS


                                                      DECEMBER 31,     SEPTEMBER 30,     DECEMBER 31,
                                                          1994             1995              1995
                                                      ------------     -------------     ------------
                                                                                         (UNAUDITED)
                                               ASSETS
Current assets:
  Cash..............................................  $  6,008,000      $  8,842,000     $  5,603,000
  Accounts receivable, net..........................    21,463,000        23,641,000       34,268,000
  Inventories, net..................................    16,379,000        19,923,000       21,633,000
  Deferred income taxes.............................     1,681,000         2,007,000        2,518,000
  Other current assets..............................     1,606,000         1,920,000        1,870,000
                                                       -----------       -----------     ------------
          Total current assets......................    47,137,000        56,333,000       65,892,000
Property and equipment, net.........................     6,611,000         6,927,000        7,135,000
Intangible assets, net..............................     9,630,000         7,905,000        7,384,000
Other long-term assets..............................       124,000           436,000          468,000
                                                       -----------       -----------     ------------
                                                      $ 63,502,000      $ 71,601,000     $ 80,879,000
                                                       ===========       ===========     ============

                                LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................  $  5,843,000      $  8,135,000     $ 11,845,000
  Deferred revenue..................................     4,374,000         4,678,000        4,461,000
  Accrued payroll and employee benefits.............     3,350,000         3,552,000        4,840,000
  Income taxes payable..............................     1,576,000         1,778,000        3,281,000
  Intercompany payable, net.........................     2,537,000         5,546,000        6,791,000
  Accrued commissions...............................       740,000           814,000        1,125,000
  Accrued warranty..................................       504,000           610,000          836,000
  Current maturities of long-term debt..............            --         2,121,000           10,000
  Other current liabilities.........................     1,877,000         2,405,000        2,468,000
                                                       -----------       -----------     ------------
          Total current liabilities.................    20,801,000        29,639,000       35,657,000
                                                       -----------       -----------     ------------
Deferred income taxes...............................     2,941,000         2,307,000        2,252,000
                                                       -----------       -----------     ------------
Long-term debt (payable primarily to related
  parties)..........................................    33,257,000        31,941,000       37,836,000
                                                       -----------       -----------     ------------
Other long-term liabilities.........................     1,461,000         1,474,000        1,824,000
                                                       -----------       -----------     ------------
Commitments (Note 11)
Shareholders' equity:
  Class A redeemable preferred stock -- $.01 par
     value, 1,500 shares outstanding at December 31,
     1994 and September 30, 1995 (liquidation value
     of $15,000,000); 900 shares outstanding at
     December 31, 1995 (liquidation value of
     $9,000,000), at ascribed value.................     9,695,000         9,695,000        5,817,000
  Common stock -- $.01 par value, 600 shares
     outstanding, at ascribed value.................    (4,881,000)       (4,881,000)      (4,881,000)
  Retained earnings.................................       269,000           882,000        1,936,000
  Cumulative translation adjustment.................       (41,000)          544,000          438,000
                                                       -----------       -----------     ------------
          Total shareholders' equity................     5,042,000         6,240,000        3,310,000
                                                       -----------       -----------     ------------
                                                      $ 63,502,000      $ 71,601,000     $ 80,879,000
                                                       ===========       ===========     ============

   The accompanying notes are an integral part of these financial statements.

                           DELTEC POWER SYSTEMS, INC.

                 COMBINED/CONSOLIDATED STATEMENTS OF OPERATIONS


                                                         YEAR ENDED       NINE MONTHS
                                        YEAR ENDED      DECEMBER 31,         ENDED          YEAR ENDED
                                       DECEMBER 31,         1994         SEPTEMBER 30,     DECEMBER 31,
                                           1993          (COMBINED/          1995              1995
                                        (COMBINED)      CONSOLIDATED)    (CONSOLIDATED)    (CONSOLIDATED)
                                       ------------     ------------     -------------     -------------
                                                                                            (UNAUDITED)
Revenues:
  Products...........................  $ 60,446,000     $ 80,236,000      $ 72,665,000     $ 113,031,000
  Services...........................    14,982,000       16,960,000        14,176,000        19,918,000
                                       ------------     ------------     -------------     -------------
          Total revenues.............    75,428,000       97,196,000        86,841,000       132,949,000
Cost of revenues:
  Products...........................    39,234,000       50,352,000        46,603,000        71,921,000
  Services...........................     7,445,000        8,326,000         6,880,000         8,969,000
                                       ------------     ------------     -------------     -------------
          Total cost of revenues.....    46,679,000       58,678,000        53,483,000        80,890,000
                                       ------------     ------------     -------------     -------------
Gross profit.........................    28,749,000       38,518,000        33,358,000        52,059,000
Operating expenses:
  Selling and marketing..............    15,059,000       19,767,000        18,628,000        26,067,000
  General and administrative.........     4,904,000        6,236,000         5,037,000         7,580,000
  Engineering........................     3,119,000        4,168,000         3,682,000         4,976,000
  Royalty expense (primarily with
     related parties)................     1,478,000        2,298,000         2,209,000         3,411,000
                                       ------------     ------------     -------------     -------------
Income from operations...............     4,189,000        6,049,000         3,802,000        10,025,000
Interest income (primarily with
  related parties)...................      (382,000)        (367,000)         (580,000)         (678,000)
Interest expense (primarily with
  related parties)...................       781,000        1,375,000         2,317,000         3,177,000
                                       ------------     ------------     -------------     -------------
Income before income taxes and
  cumulative effect of change in
  accounting principle for income
  taxes..............................     3,790,000        5,041,000         2,065,000         7,526,000
Provision for income taxes...........       815,000        1,885,000           327,000         2,237,000
                                       ------------     ------------     -------------     -------------
Income before cumulative effect of
  change in accounting principle for
  income taxes.......................     2,975,000        3,156,000         1,738,000         5,289,000
Cumulative effect of change in
  accounting principle for income
  taxes..............................     1,509,000               --                --                --
                                       ------------     ------------     -------------     -------------
Net income...........................     4,484,000        3,156,000         1,738,000         5,289,000
Dividends on preferred stock.........            --          375,000         1,125,000         1,500,000
Premium on redemption of preferred
  stock..............................            --               --                --         2,122,000
                                       ------------     ------------     -------------     -------------
          Net income allocable to
            common shares............  $  4,484,000     $  2,781,000      $    613,000     $   1,667,000
                                         ==========       ==========        ==========       ===========

   The accompanying notes are an integral part of these financial statements.

                           DELTEC POWER SYSTEMS, INC.

            COMBINED/CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                     CAPITAL IN                 CUMULATIVE
                         PREFERRED       COMMON      EXCESS OF     RETAINED     TRANSLATION
                           STOCK         STOCK       PAR VALUE     EARNINGS     ADJUSTMENT      TOTAL
                         ----------   ------------   ----------   -----------   ----------   -----------
BALANCE AT DECEMBER 31,
  1992.................  $       --   $ 23,164,000   $  904,000   $(2,370,000)  $       --   $21,698,000
Combined net income....          --             --           --     4,484,000           --     4,484,000
Group Contribution, net
  of tax benefit.......          --             --           --      (649,000)          --      (649,000)
Translation
  adjustments..........                                                           (502,000)     (502,000)
                         ----------   ------------   ----------   -----------   ----------   -----------
BALANCE AT DECEMBER 31,
  1993.................          --     23,164,000      904,000     1,465,000     (502,000)   25,031,000
Combined/consolidated
  net income...........          --             --           --     3,156,000           --     3,156,000
Group Contribution, net
  of tax benefit.......          --             --           --    (1,068,000)          --    (1,068,000)
Dividends declared:
  Common stock.........          --             --           --    (5,786,000)          --    (5,786,000)
  Preferred stock......          --             --           --      (375,000)          --      (375,000)
Assumption of Fiskars
  Holdings, Inc.
  debt.................                 (6,000,000)          --            --           --    (6,000,000)
Capitalization of
  DPSI.................   9,695,000    (22,045,000)    (904,000)    2,877,000      502,000    (9,875,000)
Translation
  adjustments..........                                                            (41,000)      (41,000)
                         ----------   ------------   ----------   -----------   ----------   -----------
BALANCE AT DECEMBER 31,
  1994.................   9,695,000     (4,881,000)          --       269,000      (41,000)    5,042,000
Consolidated net
  income...............          --             --           --     1,738,000           --     1,738,000
Preferred stock
  dividends declared...          --             --           --    (1,125,000)          --    (1,125,000)
Translation
  adjustments..........                                                            585,000       585,000
                         ----------   ------------   ----------   -----------   ----------   -----------
BALANCE AT SEPTEMBER
  30, 1995.............  9,695,000..    (4,881,000)          --       882,000      544,000     6,240,000
Consolidated net
  income...............          --             --           --     3,551,000           --     3,551,000
Preferred stock
  dividends declared...          --             --           --      (375,000)          --      (375,000)
Preferred stock
  redemption...........  (3,878,000)            --           --    (2,122,000)          --    (6,000,000)
Translation
  adjustments..........          --             --           --            --     (106,000)     (106,000)
                         ----------   ------------   ----------   -----------   ----------   -----------
BALANCE AT DECEMBER 31,
  1995 (UNAUDITED).....  $5,817,000.. $ (4,881,000)  $       --   $ 1,936,000   $  438,000   $ 3,310,000
                          =========    ===========    =========    ==========    =========    ==========

   The accompanying notes are an integral part of these financial statements.

                           DELTEC POWER SYSTEMS, INC.

                 COMBINED/CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                             YEAR ENDED       NINE MONTHS
                                            YEAR ENDED      DECEMBER 31,         ENDED         YEAR ENDED
                                           DECEMBER 31,         1994         SEPTEMBER 30,    DECEMBER 31,
                                               1993          (COMBINED/          1995             1995
                                            (COMBINED)      CONSOLIDATED)    (CONSOLIDATED)   (CONSOLIDATED)
                                          --------------    -------------    -------------    -------------
                                                                                               (UNAUDITED)
Cash flows from operating activities:
  Net income............................   $  4,484,000      $  3,156,000     $  1,738,000    $   5,289,000
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Depreciation of property and
       equipment........................      1,358,000         1,690,000        1,511,000        2,014,000
     Amortization of intangibles........      1,991,000         2,295,000        1,810,000        2,403,000
     Loss on sale of property and
       equipment........................         53,000            47,000               --               --
     Deferred income taxes..............      3,813,000        (1,102,000)        (934,000)      (1,482,000)
     Other..............................             --            68,000               --               --
     Cumulative effect of change in
       accounting for income taxes......     (1,509,000)               --               --               --
     Changes in:
       Net accounts receivable..........     (3,031,000)       (4,832,000)      (1,486,000)     (12,199,000)
       Net intercompany accounts........     (3,759,000)        6,112,000        1,497,000        2,427,000
       Net inventories..................        (77,000)       (6,047,000)      (2,959,000)      (4,822,000)
       Other current assets.............       (424,000)          (70,000)        (251,000)        (227,000)
       Accounts payable.................        803,000          (196,000)       1,858,000        5,773,000
       Accrued expenses.................        791,000         1,530,000        1,229,000        4,417,000
       Deferred revenue.................        582,000           480,000          239,000          102,000
                                          --------------    -------------    -------------    -------------
Net cash provided by operating
  activities............................      5,075,000         3,131,000        4,252,000        3,695,000
                                          --------------    -------------    -------------    -------------
Cash flows from investing activities:
  Purchases of property and equipment...     (1,456,000)       (1,634,000)      (1,663,000)      (2,402,000)
  Proceeds from sale of property and
     equipment..........................             --             7,000           10,000           10,000
  Acquisition of NSSI...................             --        (1,751,000)              --               --
  Other.................................       (388,000)         (544,000)        (378,000)        (481,000)
                                          --------------    -------------    -------------    -------------
Net cash used in investing activities...     (1,844,000)       (3,922,000)      (2,031,000)      (2,873,000)
                                          --------------    -------------    -------------    -------------
Cash flows from financing activities:
  Payments on intercompany note.........     (1,500,000)         (300,000)        (232,000)      (1,921,000)
  Payments on external debt.............       (618,000)               --               --               --
  Advances on intercompany note.........             --         3,814,000               --               --
  Proceeds from external debt...........        211,000           138,000          537,000          537,000
  Dividends paid........................             --          (786,000)              --               --
  Group Contributions, net of tax
     benefit............................       (649,000)       (1,068,000)              --               --
                                          --------------    -------------    -------------    -------------
Net cash provided (used) by financing
  activities............................     (2,556,000)        1,798,000          305,000       (1,384,000)
                                          --------------    -------------    -------------    -------------
Effect of exchange rates on cash........       (293,000)          379,000          308,000          157,000
Increase (decrease) in cash.............        382,000         1,386,000        2,834,000         (405,000)
Cash at beginning of period.............      4,240,000         4,622,000        6,008,000        6,008,000
                                          --------------    -------------    -------------    -------------
Cash at end of period...................   $  4,622,000      $  6,008,000     $  8,842,000    $   5,603,000
                                             ==========        ==========       ==========      ===========
Supplemental information:
  Income taxes paid.....................   $    356,000      $    795,000     $  1,441,000    $   2,128,000
  Assumption of Fiskars Holdings, Inc.
     debt...............................   $         --      $  6,000,000     $         --    $          --
  Dividends to Fiskars Holdings, Inc.
     financed by note...................   $         --      $  5,000,000     $         --    $          --
  Preferred stock redemption financed by
     note...............................   $         --      $         --     $         --    $   6,000,000

   The accompanying notes are an integral part of these financial statements.

                           DELTEC POWER SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                     (AMOUNTS AT DECEMBER 31, 1995 AND FOR
                       THE YEAR THEN ENDED ARE UNAUDITED)

NOTE 1 -- THE COMPANY AND DESCRIPTION OF BUSINESS

     Deltec Power Systems, Inc. ("DPSI" or the "Company") was organized on September 27, 1994 by Fiskars Oy Ab ("Fiskars"), a Finnish company, to acquire the outstanding common shares of FPS Power Systems Oy Ab ("Power Systems") and Deltec Electronics Corporation ("Deltec"). As discussed in Note 12, DPSI acquired Power Systems from Fiskars and Deltec was acquired from Fiskars Holdings, Inc., a wholly-owned subsidiary of Fiskars. This acquisition, between companies under common control, was treated as a tax-free reorganization. Assets acquired and liabilities assumed were recorded at approximate historical values.

     The accompanying DPSI financial statements include Deltec and Power Systems on a combined basis prior to the formation of DPSI and on a consolidated basis thereafter. All significant intercompany transactions and accounts have been eliminated.

     Deltec's financial statements include the accounts of Deltec S.A. de C.V., a subsidiary in Mexico. During 1994, Deltec purchased the assets and assumed certain liabilities of Network Security Systems, Inc. ("NSSI"). The excess of the purchase price over the market value of the net assets acquired was recorded as goodwill. NSSI designs, manufactures and markets a line of uninterruptible power supplies and related software used in computer networking environments. NSSI's operations are not material. On July 1, 1994, Fiskars Holdings, Inc. pushed down $6,000,000 of acquisition debt to Deltec; accordingly, an intercompany note payable was recorded and common stock was reduced by this amount as a return of capital.

     The financial statements of Power Systems include the accounts of the following wholly-owned subsidiaries:

                                 SUBSIDIARY                             COUNTRY
          --------------------------------------------------------  ---------------
          Fiskars Power Systems GmbH..............................  Germany
          Fiskars Power Systems A/S...............................  Denmark
          FPS Power Systems A/S...................................  Norway
          Fiskars Power Systems AB................................  Sweden
          Fiskars Electronics Limited.............................  United Kingdom

     Both Power Systems and Deltec design, manufacture, and distribute uninterruptible power supply systems and related electronic equipment, and power management and facilities monitoring software used in computer networking environments.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

FOREIGN CURRENCY

     Assets and liabilities of the Company's foreign operations are translated at period-end exchange rates; income and expenses are translated at average exchange rates prevailing during the year. Gains and losses from the translation of foreign currency financial statements are accumulated as a separate component of shareholders' equity. Foreign exchange transaction gains and losses were not significant.

INVENTORIES

     Inventories are valued at the lower of cost or market. Cost is determined on a first-in, first-out method.

                           DELTEC POWER SYSTEMS, INC.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and are depreciated over their estimated useful lives of three to ten years on a straight-line basis for financial reporting purposes. Expenditures which substantially increase value or extend useful lives are capitalized. Maintenance and repairs are expensed as incurred.

INTANGIBLE ASSETS

     Intangible assets are amortized using the straight-line method over their estimated economic lives of three to ten years. The Company reviews the carrying value of intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Measurement of any impairment would include a comparison of estimated future operating cash flows anticipated to be generated during the remaining life to the net carrying value of the intangible.

REVENUE RECOGNITION

     Revenue from product sales is recognized upon shipment. Revenue and the directly-related costs arising from the sale of maintenance and extended warranty contracts are recognized ratably over the terms of the individual contracts.

INCOME TAXES

     Deltec was included in the consolidated income tax return of Fiskars Holdings, Inc. until the formation of DPSI on September 27, 1994; thereafter, Deltec has been included in the consolidated income tax return of the Company. Federal and state income tax provisions and related tax balances through September 27, 1994 were allocated to Deltec on a separate-company basis by its parent and were settled periodically through the intercompany accounts. The Company's foreign subsidiaries, both before and after the formation of DPSI, filed tax returns in their respective countries based on their separate taxable income.

     Domestic income taxes are not provided on undistributed earnings of foreign subsidiaries which are considered to be permanently invested. If undistributed earnings were remitted, foreign tax credits would substantially offset any resulting domestic tax liability.

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 ("FAS 109"), "Accounting for Income Taxes". The adoption of FAS 109 changes the method of accounting for income taxes from the deferred method to an asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial reporting and tax bases of the assets and liabilities.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNAUDITED FINANCIAL DATA

     The financial data as of and for the year ended December 31, 1995 is unaudited; however, in the opinion of the Company, this financial data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the year ended December 31, 1995.

                           DELTEC POWER SYSTEMS, INC.

RECLASSIFICATIONS

     Certain amounts in the 1994 Consolidated Balance Sheet have been reclassified to conform to the current financial statement presentation.

NOTE 3 -- COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS



                                               DECEMBER 31,       SEPTEMBER 30,       DECEMBER 31,
                                                   1994               1995                1995
                                               ------------       -------------       ------------
                                                                                      (UNAUDITED)
Accounts receivable:
  Trade accounts receivable..................  $ 22,249,000       $  25,219,000       $ 35,990,000
  Allowance for doubtful accounts............      (786,000)         (1,578,000)        (1,722,000)
                                               ------------       -------------       ------------
                                               $ 21,463,000       $  23,641,000       $ 34,268,000
                                                ===========         ===========        ===========
Inventories:
  Raw materials..............................  $  8,652,000       $  11,580,000       $ 14,014,000
  Work-in-process............................     1,773,000             304,000            411,000
  Finished goods.............................     8,040,000          10,483,000         10,015,000
  Allowance for obsolescence.................    (2,086,000)         (2,444,000)        (2,807,000)
                                               ------------       -------------       ------------
                                               $ 16,379,000       $  19,923,000       $ 21,633,000
                                                ===========         ===========        ===========
Property and equipment:
  Machinery and equipment....................  $  8,766,000       $   9,307,000       $ 10,228,000
  Furniture and fixtures.....................     3,917,000           4,620,000          4,575,000
  Leasehold improvements.....................       988,000           1,174,000          1,432,000
  Construction in progress...................       395,000           1,103,000            473,000
                                               ------------       -------------       ------------
                                                 14,066,000          16,204,000         16,708,000
  Accumulated depreciation...................    (7,455,000)         (9,277,000)        (9,573,000)
                                               ------------       -------------       ------------
                                               $  6,611,000       $   6,927,000       $  7,135,000
                                                ===========         ===========        ===========
Intangible assets:
  Goodwill...................................  $ 10,074,000       $  10,074,000       $ 10,074,000
  Other intangible assets....................    10,773,000          10,256,000         10,299,000
                                               ------------       -------------       ------------
                                                 20,847,000          20,330,000         20,373,000
  Accumulated amortization...................   (11,217,000)        (12,425,000)       (12,989,000)
                                               ------------       -------------       ------------
                                               $  9,630,000       $   7,905,000       $  7,384,000
                                                ===========         ===========        ===========

                           DELTEC POWER SYSTEMS, INC.

NOTE 4 -- TRANSACTIONS WITH RELATED PARTIES

     Intercompany balances due to (from) other affiliates within the Fiskars Oy Ab consolidated group were:



                                               DECEMBER 31,       SEPTEMBER 30,       DECEMBER 31,
                                                   1994               1995                1995
                                               ------------       -------------       ------------
                                                                                      (UNAUDITED)
    Fiskars Holdings, Inc..................     $2,611,000         $ 2,867,000        $  7,847,000
    Fiskars Oy Ab..........................       (357,000)            791,000          (1,497,000)
    Fiskars AB.............................        225,000              (6,000)              3,000
    Fiskars Europe BV......................        146,000           1,532,000             145,000
    Fiskars GmbH...........................         99,000              66,000                  --
    Fiskars Finance AG.....................       (224,000)             54,000              11,000
    Fiskars Ltd............................             --             206,000               7,000
    Fiskars S.a.r.1........................             --              55,000             142,000
    Other related entities.................         37,000             (19,000)            133,000
                                               ------------       -------------       ------------
                                                $2,537,000         $ 5,546,000        $  6,791,000
                                                ==========          ==========          ==========

     Cash included $5,012,000, $7,701,000 and $4,048,000 in pooled accounts with various related parties at December 31, 1994, September 30, 1995 and December 31, 1995, respectively. The Company recorded interest income from the pooled account totaling $135,000, $222,000 and $375,000 for the years ended December 31, 1993, 1994 and 1995, respectively, and $247,000 for the nine month period ended September 30, 1995.

     The Company is obligated to pay royalties to affiliates on sales of certain product lines bearing the Fiskars name. The Company recorded royalty expense of $1,478,000, $2,298,000 and $3,411,000 for the years ended December 31, 1993,
1994 and 1995, respectively, and $2,209,000 for the nine month period ended September 30, 1995.

     Interest expense of $687,000, $1,330,000 and $3,061,000 was recorded on long-term intercompany borrowings for the years ended December 31, 1993, 1994 and 1995, respectively, and $2,253,000 for the nine month period ended September 30, 1995.

     Intercompany payables to Fiskars Holdings, Inc. include accrued dividends relating to the Class A redeemable preferred stock of $375,000, $1,500,000 and $1,875,000 at December 31, 1994, September 30, 1995 and December 31, 1995,
respectively.

     On September 23, 1994, Deltec declared a $5,000,000 dividend to Fiskars Holdings, Inc., which was financed by a note to Fiskars Holdings, Inc.

     During 1994, DPSI entities paid $786,000 in dividends to affiliated companies.

     During 1995, the Company paid management fees to Fiskars totaling $391,000. These expenses are included in income from operations.

                           DELTEC POWER SYSTEMS, INC.

NOTE 5 -- LONG-TERM DEBT


                                                                       SEPTEMBER
                                                  DECEMBER 31,            30,            DECEMBER 31,
                                                      1994                1995               1995
                                                  -------------       ------------       ------------
                                                                                         (UNAUDITED)
Note Payable to Fiskars Holdings, Inc...........   $ 18,401,000       $ 18,401,000       $ 24,401,000
Notes Payable to Fiskars Oy Ab..................     11,897,000         12,121,000         10,000,000
Note Payable to Fiskars Limited.................      2,274,000          2,303,000          2,242,000
Other...........................................        685,000          1,237,000          1,203,000
                                                  -------------       ------------       ------------
                                                     33,257,000         34,062,000         37,846,000
Less: Current maturities........................             --         (2,121,000)           (10,000)
                                                  -------------       ------------       ------------
                                                   $ 33,257,000       $ 31,941,000       $ 37,836,000
                                                     ==========         ==========         ==========

     Interest on the Note Payable to Fiskars Holdings, Inc. is payable quarterly at an annual rate of 8.4%. The principal amount is due in varying amounts through 2004.

     At September 30, 1995, the Notes Payable to Fiskars Oy Ab is comprised of two separate notes. A $10,000,000 note which is due in varying amounts through 2004, with interest payable annually at a rate of 8.4%. A $2,121,000 note was due on January 1, 1996, with interest payable quarterly at a rate of HELIBOR plus 0.70% (6.5% at September 30, 1995). The $2,121,000 note was paid prior to December 31, 1995.

     The Note Payable to Fiskars Limited is due on December 19, 2004, with interest payable annually at a rate of LIBOR plus 0.60% (8.35% at September 30, 1995 and 6.91% at December 31, 1995).

     Total interest paid on long-term debt was $746,000, $969,000 and $1,795,000 for the years ended December 31, 1993, 1994 and 1995, respectively, and $1,015,000 for the nine month period ended September 30, 1995.

     Future annual maturities of long-term debt outstanding at September 30, 1995 are as follows:

          1995 (October - December)...................................  $        --
          1996........................................................    2,121,000
          1997........................................................    2,308,000
          1998........................................................    3,308,000
          1999........................................................    3,308,000
          2000........................................................    3,308,000
          Thereafter..................................................   19,709,000
                                                                        -----------
                                                                        $34,062,000
                                                                         ==========

NOTE 6 -- FINANCIAL INSTRUMENTS

     The carrying value of cash, accounts receivable, accounts payable and long-term debt at December 31, 1994, September 30, 1995 and December 31, 1995 approximates fair value.

     Power Systems enters into forward foreign exchange contracts with Fiskars to hedge certain of its foreign currency commitments. These contracts minimize the risk from fluctuations in exchange rates. Gains and losses on these contracts are deferred and accounted for in the same period as the underlying transactions.

                           DELTEC POWER SYSTEMS, INC.

     The following forward contracts were outstanding:



             CURRENCY                     CURRENCY              SEPTEMBER 30,     DECEMBER 31,
               SOLD                       PURCHASED                 1995              1995
             --------            ---------------------------    -------------     ------------
                                                                                  (UNAUDITED)
    German DM..................  Finnish Markka.............     $ 2,645,000        $293,000
    Danish Krone...............  Finnish Markka.............         914,000           5,000
    Norwegian Krone............  Finnish Markka.............         922,000              --
    Finnish Markka.............  British Pound..............         789,000              --
    Swedish Krona..............  Finnish Markka.............         688,000           4,000
    U.S. Dollar................  Finnish Markka.............         582,000              --
    Finnish Markka.............  U.S. Dollar................              --         265,000
    Others..................................................         243,000          67,000
                                                                -------------     ------------
                                                                 $ 6,783,000        $634,000
                                                                  ==========      ==========

NOTE 7 -- RESEARCH AND DEVELOPMENT

     Expenditures for research activities relating to product development and improvement are charged against income as incurred. Such expenditures amounted to $1,678,000, $2,136,000 and $2,593,000 for the years ended December 31, 1993,
1994 and 1995, respectively, and $2,023,000 for the nine month period ended September 30, 1995.

NOTE 8 -- SIGNIFICANT CUSTOMERS, EXPORT SALES AND GEOGRAPHIC SEGMENTS

SIGNIFICANT CUSTOMERS

     The Company has an agreement with a customer to supply certain product lines at market prices. The agreement is for an indefinite term and is cancelable at any time. Sales under this agreement amounted to 6%, 10% and 21% of net sales for the years ended December 31, 1993, 1994 and 1995, respectively, and 16% for the nine month period ended September 30, 1995. Receivables outstanding from these sales were $1,856,000, $5,310,000 and $11,415,000 at December 31, 1994, September 30, 1995 and December 31, 1995, respectively.

     Receivables outstanding from a foreign distributor were $1,473,000, $1,208,000 and $1,197,000 at December 31, 1994, September 30, 1995 and December
31, 1995, respectively.

EXPORT SALES

     The Company's foreign operations primarily serve markets in their respective countries. Export sales from the Company's domestic operation were approximately 21%, 23% and 19% of net sales for the years ended December 31, 1993, 1994 and 1995, respectively, and 21% for the nine month period ended September 30, 1995.

                           DELTEC POWER SYSTEMS, INC.

GEOGRAPHIC SEGMENTS


                                                                          NINE MONTHS
                                        YEAR ENDED       YEAR ENDED          ENDED          YEAR ENDED
                                       DECEMBER 31,     DECEMBER 31,     SEPTEMBER 30,     DECEMBER 31,
                                           1993             1994             1995              1995
                                       ------------     ------------     -------------     ------------
                                                                                           (UNAUDITED)
Total Revenues
Domestic.............................. $ 43,335,000     $ 56,405,000      $ 49,385,000     $ 78,364,000
European..............................   32,093,000       40,791,000        37,456,000       54,585,000
                                       ------------     ------------     -------------     ------------
                                       $ 75,428,000     $ 97,196,000      $ 86,841,000     $132,949,000
                                         ==========       ==========        ==========      ===========
Income from Operations
Domestic.............................. $  1,786,000     $  2,586,000      $    705,000     $  4,550,000
European..............................    2,403,000        3,463,000         3,097,000        5,475,000
                                       ------------     ------------     -------------     ------------
                                       $  4,189,000     $  6,049,000      $  3,802,000     $ 10,025,000
                                         ==========       ==========        ==========      ===========



                                                         DECEMBER 31,     SEPTEMBER 30,     DECEMBER 31,
                                                             1994             1995              1995
                                                         ------------     -------------     ------------
                                                                                            (UNAUDITED)
Total Assets
Domestic...............................                  $ 46,154,000      $ 45,857,000     $ 56,743,000
European...............................                    17,348,000        25,744,000       24,136,000
                                                         ------------     -------------     ------------
                                                         $ 63,502,000      $ 71,601,000     $ 80,879,000
                                                           ==========        ==========       ==========

NOTE 9 -- INCOME TAXES

     The components of income before income taxes and cumulative effect of change in accounting principle for income taxes included the following:


                                                                             NINE MONTHS
                                           YEAR ENDED       YEAR ENDED          ENDED          YEAR ENDED
                                          DECEMBER 31,     DECEMBER 31,     SEPTEMBER 30,     DECEMBER 31,
                                              1993             1994             1995              1995
                                          ------------     ------------     -------------     ------------
                                                                                              (UNAUDITED)
Domestic.................................  $1,387,000       $1,581,000       $  (974,000)      $2,093,000
Foreign..................................   2,403,000        3,460,000         3,039,000        5,433,000
                                          ------------     ------------     -------------     ------------
                                           $3,790,000       $5,041,000       $ 2,065,000       $7,526,000
                                           ==========       ==========        ==========       ==========

                           DELTEC POWER SYSTEMS, INC.

     The provision for income taxes consists of the following:


                                                                       NINE MONTHS
                                     YEAR ENDED       YEAR ENDED          ENDED          YEAR ENDED
                                    DECEMBER 31,     DECEMBER 31,     SEPTEMBER 30,     DECEMBER 31,
                                        1993             1994             1995              1995
                                    ------------     ------------     -------------     ------------
                                                                                        (UNAUDITED)
    Current
      Federal.....................  $ (3,567,000)    $  1,828,000      $   187,000      $  1,733,000
      State.......................        21,000           87,000          100,000           464,000
      Foreign.....................       548,000        1,072,000          974,000         1,522,000
                                    ------------     ------------     -------------     ------------
                                      (2,998,000)       2,987,000        1,261,000         3,719,000
                                    ------------     ------------     -------------     ------------
    Deferred
      Federal.....................     3,842,000         (990,000)        (572,000)       (1,221,000)
      State.......................        29,000         (214,000)        (113,000)         (224,000)
      Foreign.....................       (58,000)         102,000         (249,000)          (37,000)
                                    ------------     ------------     -------------     ------------
                                       3,813,000       (1,102,000)        (934,000)       (1,482,000)
                                    ------------     ------------     -------------     ------------
                                    $    815,000     $  1,885,000      $   327,000      $  2,237,000
                                      ==========       ==========       ==========        ==========

     An analysis of the effective income tax rates is as follows:


                                                                         NINE MONTHS
                                       YEAR ENDED       YEAR ENDED          ENDED          YEAR ENDED
                                      DECEMBER 31,     DECEMBER 31,     SEPTEMBER 30,     DECEMBER 31,
                                          1993             1994             1995              1995
                                      ------------     ------------     -------------     ------------
                                                                                          (UNAUDITED)
    Federal statutory rate..........      35.0%            35.0%             35.0%            35.0%
    State income taxes, net of
      federal benefit...............        .1             (1.6)               --              2.1
    Foreign tax differential........      (9.3)             (.7)            (16.4)            (5.5)
    Other...........................      (4.3)             4.7              (2.8)            (1.9)
                                         -----            -----            ------            -----
                                          21.5%            37.4%             15.8%            29.7%
                                      ==========       ==========       ==========        ==========

     Power Systems made Group Contributions to Fiskars and its related entities of $868,000 and $1,424,000 for the years ended December 31, 1993 and 1994, respectively, and consequently realized tax benefits of $219,000 and $356,000 for the respective years. The distributions have been recorded as a reduction of Shareholders' Equity, net of the related tax benefits.

     Deferred income tax assets and liabilities are comprised of the following:



                                                   DECEMBER 31,     SEPTEMBER 30,     DECEMBER 31,
                                                       1994             1995              1995
                                                   ------------     -------------     ------------
                                                                                      (UNAUDITED)
    Current deferred tax asset:
      Nondeductible accruals...................     $1,681,000       $ 2,007,000       $2,518,000
                                                   ------------     -------------     ------------
    Non-current deferred tax liability:
      Amortization on intangible assets........     $2,834,000       $ 2,199,000       $1,988,000
      Depreciation on property and equipment...        611,000           537,000          631,000
      Net operating loss carryforwards.........       (596,000)         (587,000)        (523,000)
      Other....................................         92,000           158,000          156,000
                                                   ------------     -------------     ------------
                                                    $2,941,000       $ 2,307,000       $2,252,000
                                                    ==========        ==========       ==========

                           DELTEC POWER SYSTEMS, INC.

     At December 31, 1995, Fiskars Power Systems AB had an operating loss carryforward of approximately $1,867,000 available to offset future income tax liabilities for an unlimited time.

NOTE 10 -- EMPLOYEE BENEFIT PLANS

     Deltec maintains a defined contribution retirement savings plan which covers substantially all full-time domestic employees. Participants may contribute a percentage of their salaries subject to statutory annual limitations. Deltec contributes an amount equal to a designated percentage of its annual operating profits. The percentage is discretionary and is determined annually by Deltec's board of directors. Contributions totalled $210,000, $336,000 and $560,000 for the years ended December 31, 1993, 1994 and 1995, respectively, and $227,000 for the nine month period ended September 30, 1995.

     Power Systems has a defined benefit pension plan covering all employees. Contributions are made to an independent insurance company, which also holds and invests the plan's assets. Pension expense was $618,000, $684,000 and $958,000 for the years ended December 31, 1993, 1994 and 1995, respectively, and $674,000 for the nine month period ended September 30, 1995. The projected benefit obligation as of the most recent actuarial valuation date was $783,000, using an assumed discount rate of 7.4%. The fair value of plan assets available for payment of benefits was $1,214,000. The expected long-term rate of return on plan assets was 7%. At December 31, 1995, other assets includes a prepaid pension asset of $157,000.

NOTE 11 -- LEASE OBLIGATIONS

     Deltec leases its San Diego facility under a non-cancelable operating lease that expires in 2006 and provides options to renew for three additional five year terms. Deltec leases its Mexico facility under a non-cancelable operating lease that expires in 2000 and provides the option to renew for two additional five year terms.

     Power Systems leases its facility under a non-cancelable operating lease which expires in 1996 with options to renew.

     Both Deltec and Power Systems also lease office equipment and automobiles.

     Future minimum lease payments under non-cancelable agreements at September 30, 1995 are as follows:

          1995 (October - December)...................................  $   689,000
          1996........................................................    2,340,000
          1997........................................................    2,042,000
          1998........................................................    1,423,000
          1999........................................................      822,000
          2000........................................................      620,000
          Thereafter..................................................    3,006,000
                                                                        -----------
                                                                        $10,942,000
                                                                         ==========

     Rent expense was $2,344,000, $2,406,000 and $2,821,000 for the years ended December 31, 1993, 1994 and 1995, respectively, and $2,261,000 for the nine month period ended September 30, 1995.

NOTE 12 -- SHAREHOLDERS' EQUITY

     The Company has authorized 3,000 shares of Class A redeemable preferred stock and 6,000 shares of common stock, each with a par value of $.01 per share.

     On September 27, 1994, the Company issued 1,500 shares of Class A redeemable preferred stock to Fiskars Holdings, Inc. in exchange for the outstanding common shares of Deltec Electronics Corporation, a

                           DELTEC POWER SYSTEMS, INC.

wholly-owned subsidiary of Fiskars Holdings, Inc. Annual dividends of $1,000 per share are cumulative from the date of issuance and payable on a quarterly basis. The preferred stock is redeemable at the option of the Company at any time at a redemption price of $15,000,000 ($10,000 per share) plus unpaid dividends. The liquidation value of this stock is $10,000 per share. The amount ascribed to the Class A redeemable preferred stock approximates the historical value of Deltec's net assets at the date of issuance. On December 29, 1995, DPSI redeemed 600 shares of its Class A preferred stock for $6,000,000.

     On September 27, 1994, the Company also issued 600 shares of common stock and a $10,000,000 note (discussed in Note 5) to Fiskars in exchange for the common stock of Fiskars Power Systems Oy Ab. No dividend will be paid or declared on shares of common stock as long as the Class A redeemable preferred stock is outstanding. The amount ascribed to the common stock represents the excess of the $10,000,000 note over the historical value of the net assets of Power Systems at the date of issuance.

NOTE 13 -- SUBSEQUENT EVENTS

     On November 17, 1995, Fiskars and Fiskars Holdings, Inc. agreed to sell 100% of DPSI's capital stock to Exide Electronics Group, Inc. ("Exide") for approximately $195,000,000, subject to certain post-closing adjustments. Under the agreement as amended on February 9, 1996, the purchase price will be settled on or about the "Closing Date" (not later than March 15, 1996) as follows:

          (A) 825,000 shares of Exide's common stock (valued at a fixed price of $20 per share under the agreement).

          (B) 1,000,000 shares of Exide's Series G convertible preferred stock (valued at a fixed price of $20.00 per share under the agreement).

          (C) Redemption of all of DPSI's Class A preferred stock owned by Fiskars Holdings, Inc. at the Closing Date for $10,000 per share plus accrued dividends.

          (D) Repayment of DPSI notes payable and intercompany amounts to Fiskars and Fiskars Holdings, Inc.

          (E) The balance paid in cash.

     To facilitate consummation of the stock purchase agreement as described above, Exide will issue Senior Subordinated Notes, principal amount of $100,000,000, due 2006. The Senior Subordinated Notes will be guaranteed, jointly and severally, by domestic subsidiaries of Exide ("guarantor subsidiaries"). The following supplemental combining/consolidating Balance Sheets, Statements of Operations and Statements of Cash Flows, present condensed financial information for the guarantor subsidiaries and the non-guarantor subsidiaries of DPSI.

                           DELTEC POWER SYSTEMS, INC.

              SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEETS
                               SEPTEMBER 30, 1995

                                                          NON-GUARANTOR
                               DPSI          DELTEC        SUBSIDIARIES     ELIMINATIONS     CONSOLIDATED
                            -----------    -----------    --------------    -------------    -------------
                                                  ASSETS
Current Assets:
  Cash....................  $        --    $ 1,517,000     $  7,325,000     $          --     $  8,842,000
  Accounts receivable,
     net..................           --     15,970,000        7,671,000                --       23,641,000
  Inventories, net........           --     12,495,000        7,428,000                --       19,923,000
  Other current assets....           --      2,594,000        1,333,000                --        3,927,000
                            -----------    -----------    --------------    -------------    -------------
     Total current
       assets.............           --     32,576,000       23,757,000                --       56,333,000
Property and equipment,
  net.....................           --      5,171,000        1,756,000                --        6,927,000
Intangible assets, net....           --      7,739,000          166,000                --        7,905,000
Investment in
  affiliates..............   14,814,000             --               --       (14,814,000)              --
Other long-term assets....       83,000        288,000           65,000                --          436,000
                            -----------    -----------    --------------    -------------    -------------
                            $14,897,000    $45,774,000     $ 25,744,000     $ (14,814,000)    $ 71,601,000
                             ==========     ==========      ===========       ===========       ==========
                                   LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable........  $        --    $ 4,992,000     $  3,143,000     $          --     $  8,135,000
  Deferred revenue........           --      3,093,000        1,585,000                --        4,678,000
  Intercompany, net.......    2,393,000      1,380,000        1,773,000                --        5,546,000
  Other current
     liabilities..........           --      4,110,000        7,170,000                --       11,280,000
                            -----------    -----------    --------------    -------------    -------------
     Total current
       liabilities........    2,393,000     13,575,000       13,671,000                --       29,639,000
Deferred income taxes.....           --      2,641,000         (334,000)               --        2,307,000
Long-term debt............   10,000,000     18,401,000        3,540,000                --       31,941,000
Other long-term
  liabilities.............           --      1,389,000           85,000                --        1,474,000
Shareholders' equity......    2,504,000      9,768,000        8,782,000       (14,814,000)       6,240,000
                            -----------    -----------    --------------    -------------    -------------
                            $14,897,000    $45,774,000     $ 25,744,000     $ (14,814,000)    $ 71,601,000
                             ==========     ==========      ===========       ===========       ==========

                           DELTEC POWER SYSTEMS, INC.

              SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEETS
                               DECEMBER 31, 1994

                                                          NON-GUARANTOR
                               DPSI          DELTEC        SUBSIDIARIES     ELIMINATIONS     CONSOLIDATED
                            -----------    -----------    --------------    -------------    -------------
                                                  ASSETS
Current Assets:
  Cash....................  $        --    $ 3,192,000     $  2,816,000     $          --     $  6,008,000
  Accounts receivable,
     net..................           --     14,411,000        7,052,000                --       21,463,000
  Inventories, net........           --     11,345,000        5,034,000                --       16,379,000
  Other current assets....           --      2,735,000          552,000                --        3,287,000
                            -----------    -----------    --------------    -------------    -------------
     Total current
       assets.............           --     31,683,000       15,454,000                --       47,137,000
Property and equipment,
  net.....................           --      4,918,000        1,693,000                --        6,611,000
Intangible assets, net....           --      9,490,000          140,000                --        9,630,000
Investment in
  affiliates..............   14,814,000             --               --       (14,814,000)              --
Other long-term assets....       63,000             --           61,000                --          124,000
                            -----------    -----------    --------------    -------------    -------------
                            $14,877,000    $46,091,000     $ 17,348,000     $ (14,814,000)    $ 63,502,000
                             ==========     ==========      ===========       ===========       ==========
                                   LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable........  $        --    $ 3,354,000     $  2,489,000     $          --     $  5,843,000
  Deferred revenue........           --      3,219,000        1,155,000                --        4,374,000
  Intercompany, net.......      651,000      3,034,000       (1,148,000)               --        2,537,000
  Other current
     liabilities..........           --      3,661,000        4,386,000                --        8,047,000
                            -----------    -----------    --------------    -------------    -------------
     Total current
       liabilities........      651,000     13,268,000        6,882,000                --       20,801,000
Deferred income taxes.....           --      3,265,000         (324,000)               --        2,941,000
Long-term debt............   10,000,000     18,401,000        4,856,000                --       33,257,000
Other long-term
  liabilities.............           --      1,385,000           76,000                --        1,461,000
Shareholders' equity......    4,226,000      9,772,000        5,858,000       (14,814,000)       5,042,000
                            -----------    -----------    --------------    -------------    -------------
                            $14,877,000    $46,091,000     $ 17,348,000     $ (14,814,000)    $ 63,502,000
                             ==========     ==========      ===========       ===========       ==========

                           DELTEC POWER SYSTEMS, INC.

               SUPPLEMENTAL CONSOLIDATING STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995

                                                           NON-GUARANTOR
                                DPSI          DELTEC        SUBSIDIARIES     ELIMINATIONS     CONSOLIDATED
                             -----------    -----------    --------------    -------------    -------------
Revenues:
  Products.................  $        --    $45,007,000     $ 33,983,000      $ (6,325,000)    $ 72,665,000
  Services.................           --      8,570,000        5,606,000                --       14,176,000
                             -----------    -----------    --------------    -------------    -------------
     Total revenues........           --     53,577,000       39,589,000        (6,325,000)      86,841,000
Cost of revenues:
  Products.................           --     30,891,000       22,037,000        (6,325,000)      46,603,000
  Services.................           --      3,448,000        3,432,000                --        6,880,000
                             -----------    -----------    --------------    -------------    -------------
     Total cost of
       revenues............           --     34,339,000       25,469,000        (6,325,000)      53,483,000
                             -----------    -----------    --------------    -------------    -------------
Gross profit...............           --     19,238,000       14,120,000                --       33,358,000
Operating expenses:
  Selling and marketing....           --     10,537,000        8,091,000                --       18,628,000
  General and
     administrative........      334,000      3,706,000          997,000                --        5,037,000
  Engineering..............           --      2,372,000        1,310,000                --        3,682,000
  Royalty expense
     (primarily with
     related parties)......           --      1,584,000          625,000                --        2,209,000
                             -----------    -----------    --------------    -------------    -------------
Income from operations.....     (334,000)     1,039,000        3,097,000                --        3,802,000
Interest income (primarily
  with related parties)....           --       (132,000)        (448,000)               --         (580,000)
Interest expense (primarily
  with related parties)....      651,000      1,160,000          506,000                --        2,317,000
                             -----------    -----------    --------------    -------------    -------------
Income before income taxes
  and cumulative effect of
  change in accounting
  principle for income
  taxes....................     (985,000)        11,000        3,039,000                --        2,065,000
Provision for income
  taxes....................     (392,000)        16,000          703,000                --          327,000
                             -----------    -----------    --------------    -------------    -------------
Net income (loss)..........     (593,000)        (5,000)       2,336,000                --        1,738,000
Dividends on preferred
  stock....................    1,125,000             --               --                --        1,125,000
                             -----------    -----------    --------------    -------------    -------------
  Net income (loss)
     allocable to common
     shares................  $(1,718,000)   $    (5,000)    $  2,336,000      $         --     $    613,000
                              ==========     ==========      ===========        ==========       ==========

                           DELTEC POWER SYSTEMS, INC.

          SUPPLEMENTAL COMBINING/CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                          NON-GUARANTOR
                                DPSI         DELTEC        SUBSIDIARIES     ELIMINATIONS     CONSOLIDATED
                              ---------    -----------    --------------    -------------    -------------
Revenues:
  Products..................  $      --    $49,222,000     $ 37,119,000      $ (6,105,000)    $ 80,236,000
  Services..................         --     11,190,000        5,770,000                --       16,960,000
                              ---------    -----------    --------------    -------------    -------------
     Total revenues.........         --     60,412,000       42,889,000        (6,105,000)      97,196,000
Cost of revenues:
  Products..................         --     33,151,000       23,306,000        (6,105,000)      50,352,000
  Services..................         --      4,476,000        3,850,000                --        8,326,000
                              ---------    -----------    --------------    -------------    -------------
     Total cost of
       revenues.............         --     37,627,000       27,156,000        (6,105,000)      58,678,000
                              ---------    -----------    --------------    -------------    -------------
Gross profit................         --     22,785,000       15,733,000                --       38,518,000
Operating expenses:
  Selling and marketing.....         --     11,320,000        8,447,000                --       19,767,000
  General and
     administrative.........      3,000      4,636,000        1,597,000                --        6,236,000
  Engineering...............         --      2,728,000        1,440,000                --        4,168,000
  Royalty expense (primarily
     with related
     parties)...............         --      1,512,000          786,000                --        2,298,000
                              ---------    -----------    --------------    -------------    -------------
Income from operations......     (3,000)     2,589,000        3,463,000                --        6,049,000
Interest income (primarily
  with related parties).....         --       (141,000)        (226,000)               --         (367,000)
Interest expense (primarily
  with related parties).....    210,000        936,000          229,000                --        1,375,000
                              ---------    -----------    --------------    -------------    -------------
Income before income taxes
  and cumulative effect of
  change in accounting
  principle for income
  taxes.....................   (213,000)     1,794,000        3,460,000                --        5,041,000
Provision for income
  taxes.....................    (93,000)       804,000        1,174,000                --        1,885,000
                              ---------    -----------    --------------    -------------    -------------
Net income (loss)...........   (120,000)       990,000        2,286,000                --        3,156,000
Dividends on preferred
  stock.....................    375,000             --               --                --          375,000
                              ---------    -----------    --------------    -------------    -------------
  Net income (loss)
     allocable to common
     shares.................  $(495,000)   $   990,000     $  2,286,000      $         --     $  2,781,000
                              =========     ==========      ===========        ==========       ==========

                           DELTEC POWER SYSTEMS, INC.

                 SUPPLEMENTAL COMBINING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1993

                                                          NON-GUARANTOR
                                DPSI         DELTEC        SUBSIDIARIES     ELIMINATIONS     CONSOLIDATED
                              ---------    -----------    --------------    -------------    -------------
Revenues:
  Products..................  $      --    $34,682,000     $ 27,301,000      $ (1,537,000)    $ 60,446,000
  Services..................         --     10,159,000        4,823,000                --       14,982,000
                              ---------    -----------    --------------    -------------    -------------
     Total revenues.........         --     44,841,000       32,124,000        (1,537,000)      75,428,000
Cost of revenues:
  Products..................         --     25,464,000       15,307,000        (1,537,000)      39,234,000
  Services..................         --      4,063,000        3,382,000                --        7,445,000
                              ---------    -----------    --------------    -------------    -------------
     Total cost of
       revenues.............         --     29,527,000       18,689,000        (1,537,000)      46,679,000
                              ---------    -----------    --------------    -------------    -------------
Gross profit................         --     15,314,000       13,435,000                --       28,749,000
Operating expenses:
  Selling and marketing.....         --      7,851,000        7,208,000                --       15,059,000
  General and
     administrative.........         --      3,570,000        1,334,000                --        4,904,000
  Engineering...............         --      1,883,000        1,236,000                --        3,119,000
  Royalty expense (primarily
     with related
     parties)...............         --        224,000        1,254,000                --        1,478,000
                              ---------    -----------    --------------    -------------    -------------
Income from operations......         --      1,786,000        2,403,000                --        4,189,000
Interest income (primarily
  with related parties).....         --        (32,000)        (350,000)               --         (382,000)
Interest expense (primarily
  with related parties).....         --        431,000          350,000                --          781,000
                              ---------    -----------    --------------    -------------    -------------
Income before income taxes
  and cumulative effect of
  change in accounting
  principle for income
  taxes.....................         --      1,387,000        2,403,000                --        3,790,000
Provision for income
  taxes.....................         --        325,000          490,000                --          815,000
                              ---------    -----------    --------------    -------------    -------------
Income before cumulative
  effect of change in
  accounting principle for
  income taxes..............         --      1,062,000        1,913,000                --        2,975,000
Cumulative effect of change
  in accounting principle
  for income taxes..........         --        560,000          949,000                --        1,509,000
                              ---------    -----------    --------------    -------------    -------------
     Net income.............  $      --    $ 1,622,000     $  2,862,000      $         --     $  4,484,000
                              =========     ==========      ===========        ==========       ==========

                           DELTEC POWER SYSTEMS, INC.

               SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995

                                                            NON-GUARANTOR
                                  DPSI         DELTEC        SUBSIDIARIES     ELIMINATIONS     CONSOLIDATED
                                ---------    -----------    --------------    -------------    -------------
Cash flows from operating activities:
  Net income (loss)............ $(593,000)   $    (5,000)    $  2,336,000      $         --     $  1,738,000
  Adjustments to reconcile net
     income to net cash
     provided by operating
     activities:
     Depreciation expense......        --        980,000          531,000                --        1,511,000
     Amortization of
       intangibles.............    12,000      1,751,000           47,000                --        1,810,000
     Loss on sale of property
       and equipment...........        --             --               --                --               --
     Deferred income taxes.....        --       (685,000)        (249,000)               --         (934,000)
     Other.....................        --             --               --                --               --
     Changes in:
       Net accounts
          receivable...........        --     (1,559,000)          73,000                --       (1,486,000)
       Net intercompany
          accounts.............   710,000     (2,299,000)       3,086,000                --        1,497,000
       Net inventories.........        --     (1,150,000)      (1,809,000)               --       (2,959,000)
       Other current assets....        --        202,000         (453,000)               --         (251,000)
       Accounts payable........        --      1,638,000          220,000                --        1,858,000
       Accrued expenses........   (97,000)     1,095,000          231,000                --        1,229,000
       Deferred revenue........        --       (122,000)         361,000                --          239,000
                                ---------    -----------    --------------    -------------    -------------
Net cash provided (used) by
  operating activities.........    32,000       (154,000)       4,374,000                --        4,252,000
                                ---------    -----------    --------------    -------------    -------------
Cash flows from investing
  activities:
  Purchases of property and
     equipment.................        --     (1,243,000)        (420,000)               --       (1,663,000)
  Proceeds from sale of
     property and equipment....        --         10,000               --                --           10,000
  Acquisition of NSSI..........        --             --               --                --               --
  Other........................   (32,000)      (288,000)         (58,000)               --         (378,000)
                                ---------    -----------    --------------    -------------    -------------
Net cash used in investing
  activities...................   (32,000)    (1,521,000)        (478,000)               --       (2,031,000)
                                ---------    -----------    --------------    -------------    -------------
Cash flows from financing
  activities:
  Payments on intercompany
     note......................        --             --         (232,000)               --         (232,000)
  Payments on external debt....        --             --               --                --               --
  Advances on intercompany
     note......................        --             --               --                --               --
  Proceeds from external
     debt......................        --             --          537,000                --          537,000
  Dividends paid...............        --             --               --                --               --
  Group contributions, net of
     tax.......................        --             --               --                --               --
                                ---------    -----------    --------------    -------------    -------------
Net cash provided by financing
  activities...................        --             --          305,000                --          305,000
                                ---------    -----------    --------------    -------------    -------------
Effect of exchange rates on
  cash.........................        --             --          308,000                --          308,000
Increase in cash...............        --     (1,675,000)       4,509,000                --        2,834,000
Cash at beginning of period....        --      3,192,000        2,816,000                --        6,008,000
                                ---------    -----------    --------------    -------------    -------------
Cash at end of period.......... $      --    $ 1,517,000     $  7,325,000      $         --     $  8,842,000
                                =========     ==========      ===========        ==========       ==========

                           DELTEC POWER SYSTEMS, INC.

          SUPPLEMENTAL COMBINING/CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                            NON-GUARANTOR
                                  DPSI         DELTEC        SUBSIDIARIES     ELIMINATIONS     CONSOLIDATED
                                ---------    -----------    --------------    -------------    -------------
Cash flows from operating activities:
  Net income (loss)............ $(120,000)   $   990,000     $  2,286,000      $         --     $  3,156,000
  Adjustments to reconcile net
     income to net cash
     provided by operating
     activities:
     Depreciation expense......        --      1,000,000          690,000                --        1,690,000
     Amortization of
       intangibles.............     3,000      2,248,000           44,000                --        2,295,000
     Loss on sale of property
       and equipment...........        --         47,000               --                --           47,000
     Deferred income taxes.....        --     (1,205,000)         103,000                --       (1,102,000)
     Other.....................        --             --           68,000                --           68,000
     Changes in:
       Net accounts
          receivable...........        --     (3,420,000)      (1,412,000)               --       (4,832,000)
       Net intercompany
          accounts.............   183,000      7,098,000       (1,169,000)               --        6,112,000
       Net inventories.........        --     (4,241,000)      (1,806,000)               --       (6,047,000)
       Other current assets....        --       (372,000)         302,000                --          (70,000)
       Accounts payable........        --       (562,000)         366,000                --         (196,000)
       Accrued expenses........        --        468,000        1,062,000                --        1,530,000
       Deferred revenue........        --        237,000          243,000                --          480,000
                                ---------    -----------    --------------    -------------    -------------
Net cash provided by operating
  activities...................    66,000      2,288,000          777,000                --        3,131,000
                                ---------    -----------    --------------    -------------    -------------
Cash flows from investing
  activities:
  Purchases of property and
     equipment.................        --     (1,204,000)        (430,000)               --       (1,634,000)
  Proceeds from sale of
     property and equipment....        --          7,000               --                --            7,000
  Acquisition of NSSI..........        --     (1,751,000)              --                --       (1,751,000)
  Other........................   (66,000)            --         (478,000)               --         (544,000)
                                ---------    -----------    --------------    -------------    -------------
Net cash used in investing
  activities...................   (66,000)    (2,948,000)        (908,000)               --       (3,922,000)
                                ---------    -----------    --------------    -------------    -------------
Cash flows from financing
  activities:
  Payments on intercompany
     note......................        --       (300,000)              --                --         (300,000)
  Payments on external debt....        --             --               --                --               --
  Advances on intercompany
     note......................        --      1,751,000        2,063,000                --        3,814,000
  Proceeds from external
     debt......................        --             --          138,000                --          138,000
  Dividends paid...............        --             --         (786,000)               --         (786,000)
  Group contributions, net of
     tax.......................        --             --       (1,068,000)               --       (1,068,000)
                                ---------    -----------    --------------    -------------    -------------
Net cash provided by financing
  activities...................        --      1,451,000          347,000                --        1,798,000
                                ---------    -----------    --------------    -------------    -------------
Effect of exchange rates on
  cash.........................        --             --          379,000                --          379,000
Increase in cash...............        --        791,000          595,000                --        1,386,000
Cash at beginning of period....        --      2,401,000        2,221,000                --        4,622,000
                                ---------    -----------    --------------    -------------    -------------
Cash at end of period.......... $      --    $ 3,192,000     $  2,816,000      $         --     $  6,008,000
                                =========     ==========      ===========        ==========       ==========

                           DELTEC POWER SYSTEMS, INC.

                 SUPPLEMENTAL COMBINING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1993

                                                                 NON-GUARANTOR
                                      DPSI         DELTEC         SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                    --------     -----------     --------------     -------------     -------------
Cash flows from operating activities:
  Net income....................... $     --     $ 1,622,000      $  2,862,000       $        --       $ 4,484,000
  Adjustments to reconcile net
    income to net cash provided by
    operating activities:
    Depreciation expense...........       --         860,000           498,000                --         1,358,000
    Amortization of intangibles....       --       1,981,000            10,000                --         1,991,000
    Loss on sale of property and
      equipment....................       --          53,000                --                --            53,000
    Deferred income taxes..........       --       3,871,000           (58,000)               --         3,813,000
    Other..........................       --              --                --                --                --
    Cumulative effect of change in
      accounting for income
      taxes........................       --        (560,000)         (949,000)               --        (1,509,000)
    Changes in:
      Net accounts receivable......       --      (2,302,000)         (729,000)               --        (3,031,000)
      Net intercompany accounts....       --      (3,435,000)         (324,000)               --        (3,759,000)
      Net inventories..............       --         409,000          (486,000)               --           (77,000)
      Other current assets.........       --        (118,000)         (306,000)               --          (424,000)
      Accounts payable.............       --         995,000          (192,000)               --           803,000
      Accrued expenses.............       --         366,000           425,000                --           791,000
      Deferred revenue.............       --         432,000           150,000                --           582,000
                                    --------     -----------     --------------     -------------     -------------
Net cash provided by operating
  activities.......................       --       4,174,000           901,000                --         5,075,000
                                    --------     -----------     --------------     -------------     -------------
Cash flows from investing
  activities:
  Purchases of property and
    equipment......................       --      (1,161,000)         (295,000)               --        (1,456,000)
  Proceeds from sale of property
    and equipment..................       --              --                --                --                --
  Acquisition of NSSI..............       --              --                --                --                --
  Other............................       --              --          (388,000)               --          (388,000)
                                    --------     -----------     --------------     -------------     -------------
Net cash used in investing
  activities.......................       --      (1,161,000)         (683,000)               --        (1,844,000)
                                    --------     -----------     --------------     -------------     -------------
Cash flows from financing
  activities:
  Payments on intercompany note....       --      (1,500,000)               --                --        (1,500,000)
  Payments on external debt........       --              --          (618,000)               --          (618,000)
  Advances on intercompany note....       --              --                --                --                --
  Proceeds from external debt......       --              --           211,000                --           211,000
  Dividends paid...................       --              --                --                --                --
  Group contributions, net of
    tax............................       --              --          (649,000)               --          (649,000)
                                    --------     -----------     --------------     -------------     -------------
Net cash used by financing
  activities.......................       --      (1,500,000)       (1,056,000)               --        (2,556,000)
                                    --------     -----------     --------------     -------------     -------------
Effect of exchange rates on cash...       --              --          (293,000)               --          (293,000)
Increase in cash...................       --       1,513,000        (1,131,000)               --           382,000
Cash at beginning of period........       --         888,000         3,352,000                --         4,240,000
                                    --------     -----------     --------------     -------------     -------------
Cash at end of period.............. $     --     $ 2,401,000      $  2,221,000       $        --       $ 4,622,000
                                    =========    ============    ==============     ============      ============

                           DELTEC POWER SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                      DECEMBER 31,
                                                                                          1995
                                                                  SEPTEMBER 30,       ------------
                                                                      1995
                                                                  -------------       (UNAUDITED)
                                              ASSETS
Current assets:
  Cash..........................................................   $  8,842,000       $  5,603,000
  Accounts receivable, net......................................     23,641,000         34,268,000
  Inventories, net..............................................     19,923,000         21,633,000
  Deferred income taxes.........................................      2,007,000          2,518,000
  Other current assets..........................................      1,920,000          1,870,000
                                                                    -----------        -----------
          Total current assets..................................     56,333,000         65,892,000
Property and equipment, net.....................................      6,927,000          7,135,000
Intangible assets, net..........................................      7,905,000          7,384,000
Other long-term assets..........................................        436,000            468,000
                                                                    -----------        -----------
                                                                   $ 71,601,000       $ 80,879,000
                                                                    ===========        ===========
                               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................   $  8,135,000       $ 11,845,000
  Deferred revenue..............................................      4,678,000          4,461,000
  Accrued payroll and employee benefits.........................      3,552,000          4,840,000
  Income taxes payable..........................................      1,778,000          3,281,000
  Intercompany payable, net.....................................      5,546,000          6,791,000
  Accrued commissions...........................................        814,000          1,125,000
  Accrued warranty..............................................        610,000            836,000
  Current maturities of long-term debt..........................      2,121,000             10,000
  Other current liabilities.....................................      2,405,000          2,468,000
                                                                    -----------        -----------
          Total current liabilities.............................     29,639,000         35,657,000
                                                                    -----------        -----------
Deferred income taxes...........................................      2,307,000          2,252,000
                                                                    -----------        -----------
Long-term debt..................................................     31,941,000         37,836,000
                                                                    -----------        -----------
Other long-term liabilities.....................................      1,474,000          1,824,000
                                                                    -----------        -----------
Shareholders' equity:
  Class A redeemable preferred stock -- $.01 par value, 1,500 shares outstanding at September 30, 1995 (liquidation value of $15,000,000); 900 shares outstanding at December 31,
     1995 (liquidation value of $9,000,000), at ascribed
     value......................................................      9,695,000          5,817,000
  Common stock -- $.01 par value, 600 shares outstanding, at
     ascribed value.............................................     (4,881,000)        (4,881,000)
  Retained earnings.............................................        882,000          1,936,000
  Cumulative translation adjustment.............................        544,000            438,000
                                                                    -----------        -----------
          Total shareholders' equity............................      6,240,000          3,310,000
                                                                    -----------        -----------
                                                                   $ 71,601,000       $ 80,879,000
                                                                    ===========        ===========

   The accompanying notes are an integral part of these financial statements.

                           DELTEC POWER SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   THREE MONTHS ENDED DECEMBER
                                                                               31,
                                                                  -----------------------------
                                                                     1994              1995
                                                                  -----------       -----------
                                                                           (UNAUDITED)
Revenues:
  Products....................................................    $24,620,000       $40,366,000
  Services....................................................      4,854,000         5,742,000
                                                                  -----------       -----------
          Total revenues......................................     29,474,000        46,108,000
Cost of revenues:
  Products....................................................     14,997,000        25,318,000
  Services....................................................      2,977,000         2,089,000
                                                                  -----------       -----------
          Total cost of revenues..............................     17,974,000        27,407,000
                                                                  -----------       -----------
Gross profit..................................................     11,500,000        18,701,000
Operating expenses:
  Selling and marketing.......................................      5,255,000         7,439,000
  General and administrative..................................      1,607,000         2,543,000
  Engineering.................................................      1,145,000         1,294,000
  Royalty expense (primarily with related parties)............        714,000         1,202,000
                                                                  -----------       -----------
Income from operations........................................      2,779,000         6,223,000
Interest income (primarily with related parties)..............       (121,000)          (98,000)
Interest expense (primarily with related parties).............        665,000           860,000
                                                                  -----------       -----------
Income before income taxes....................................      2,235,000         5,461,000
Provision for income taxes....................................        685,000         1,910,000
                                                                  -----------       -----------
Net income....................................................      1,550,000         3,551,000
Dividends on preferred stock..................................        375,000           375,000
Premium on redemption of preferred stock......................             --         2,122,000
                                                                  -----------       -----------
          Net income allocable to common shares...............    $ 1,175,000       $ 1,054,000
                                                                   ==========        ==========

   The accompanying notes are an integral part of these financial statements.

                           DELTEC POWER SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                THREE MONTHS ENDED DECEMBER 31,
                                                                -------------------------------
                                                                    1994               1995
                                                                ------------       ------------
                                                                          (UNAUDITED)
Cash flows from operating activities:
  Net income..................................................  $  1,550,000       $  3,551,000
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation of property and equipment...................       530,000            503,000
     Amortization of intangibles..............................       675,000            593,000
     Deferred income taxes....................................      (547,000)          (548,000)
     Changes in:
       Net accounts receivable................................    (5,808,000)       (10,713,000)
       Net intercompany accounts..............................      (914,000)           930,000
       Net inventories........................................       794,000         (1,863,000)
       Other current assets...................................       (21,000)            24,000
       Accounts payable.......................................       293,000          3,915,000
       Accrued expenses.......................................       778,000          3,188,000
       Deferred revenue.......................................       (51,000)          (137,000)
                                                                ------------       ------------
Net cash used by operating activities.........................    (2,721,000)          (557,000)
                                                                ------------       ------------
Cash flows from investing activities:
  Purchases of property and equipment.........................      (570,000)          (739,000)
  Proceeds from sale of property and equipment................            --                 --
  Other.......................................................      (399,000)          (103,000)
                                                                ------------       ------------
Net cash used in investing activities.........................      (969,000)          (842,000)
                                                                ------------       ------------
Cash flows from financing activities:
  Payments on intercompany note...............................            --         (1,689,000)
  Payments on external debt...................................            --                 --
  Advances on intercompany note...............................     2,274,000                 --
  Proceeds from external debt.................................            --                 --
  Dividends paid..............................................            --                 --
  Group Contributions, net of tax benefit.....................    (1,068,000)                --
                                                                ------------       ------------
Net cash provided (used) by financing activities..............     1,206,000         (1,689,000)
                                                                ------------       ------------
Effect of exchange rates on cash..............................        24,000           (151,000)
Increase (decrease) in cash...................................    (2,460,000)        (3,239,000)
Cash at beginning of period...................................     8,468,000          8,842,000
                                                                ------------       ------------
Cash at end of period.........................................  $  6,008,000       $  5,603,000
                                                                 ===========        ===========

   The accompanying notes are an integral part of these financial statements.

                           DELTEC POWER SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles. Certain information and footnote disclosures required for complete financial statements have been condensed or omitted. These financial statements should be read in conjunction with the audited financial statements presented elsewhere herein.

     In the opinion of management, the accompanying consolidated financial statements include all adjustments (which consist only of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at December 31, 1995. The results of operations for the quarter ended December 31, 1995 are not necessarily indicative of the results to be expected for the full year.

NOTE 2 -- SUBSEQUENT EVENTS

     On November 17, 1995, Fiskars and Fiskars Holdings, Inc. agreed to sell 100% of DPSI's capital stock to Exide Electronics Group, Inc. ("Exide") for approximately $195,000,000, subject to certain post-closing adjustments. Under the agreement as amended on February 9, 1996, the purchase price will be settled on or about the "Closing Date" (not later than March 15, 1996) as follows:

          (A) 825,000 shares of Exide's common stock (valued at a fixed price of $20 per share under the agreement).

          (B) 1,000,000 shares of Exide's Series G convertible preferred stock (valued at a fixed price of $20.00 per share under the agreement).

          (C) Redemption of all DPSI's Class A preferred stock owned by Fiskars Holdings, Inc. at the Closing Date for $10,000 per share plus accrued dividends.

          (D) Repayment of DPSI notes payable and intercompany amounts to Fiskars and Fiskars Holdings, Inc.

          (E)  The balance paid in cash.

     (b) Pro Forma Financial Information

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

     The following sets forth the Company's Unaudited Pro Forma Combined Statement of Operations and Other Data, and the Company's Unaudited Pro Forma Combined Balance Sheet, in each case giving effect to the Transactions described in Note 1 hereto as if such transactions had been consummated at the beginning of fiscal 1995 (in the case of the Unaudited Pro Forma Combined Statement of Operations and Other Data) and on December 31, 1995 (in the case of the Pro Forma Combined Balance Sheet). The Unaudited Pro Forma Combined Financial Statements of the Company do not purport to present the financial position or results of operations of the Company had the Transactions assumed herein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be expected to occur in the future.

     The Exide Electronics operating data for the last twelve months ("LTM") ended December 31, 1995 was derived from the Exide Electronics Statements of Operations for the last nine months of the year ended September 30, 1995 and the three months ended December 31, 1995. The Deltec operating data for the year ended September 30, 1995, was derived from the Deltec Statements of Income for the three months ended December 31, 1994, and for the nine months ended September 30, 1995.

     The Deltec Acquisition will be accounted for by the Company as a purchase whereby the basis for accounting for Deltec's assets and liabilities will be based upon their fair market values at the date of the Deltec Acquisition. Pro forma adjustments, including the preliminary purchase price allocation and estimated cost savings resulting from the Deltec Acquisition as described in Notes 1 and 2 of the Notes to the Unaudited Pro Forma Combined Financial Statements, represent the Company's preliminary determination of these adjustments and are based upon preliminary information, assumptions and operating decisions which the Company considers reasonable under the circumstances. Final amounts may differ significantly from those set forth herein.

      UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND OTHER DATA

                  LATEST TWELVE MONTHS ENDED DECEMBER 31, 1995

                                                  EXIDE                       PRO FORMA            PRO FORMA
                                               ELECTRONICS      DELTEC      ADJUSTMENTS(1)         COMBINED
                                               -----------     --------     --------------         ---------
                                                                  (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Product revenues.............................   $ 265,245      $113,031        $     --            $378,276
Service revenues.............................     116,970        19,918              --             136,888
                                               -----------     --------     --------------         ---------
    Total revenues...........................     382,215       132,949              --             515,164
                                               -----------     --------     --------------         ---------
Product cost of revenues.....................     198,131        71,921          (4,200)(2)(3)      265,852
Service cost of revenues.....................      81,688         8,969              --              90,657
                                               -----------     --------     --------------         ---------
    Total cost of revenues...................     279,819        80,890          (4,200)            356,509
                                               -----------     --------     --------------         ---------
Gross profit.................................     102,396        52,059           4,200             158,655
Selling, general and administrative
  expense....................................      70,866        33,647           3,797(2)(3)       108,310
Research and development expense.............       9,891         4,976          (1,000)(2)          13,867
Litigation expense...........................         700            --              --                 700
Merger and acquisition expense...............       7,000            --              --               7,000
Royalty expense..............................          --         3,411          (3,411)(4)              --
                                               -----------     --------     --------------         ---------
    Income from operations...................      13,939        10,025           4,814              28,778
Interest expense.............................       5,648         3,177          17,325(5)           26,150
Interest income..............................        (377)         (678)             --              (1,055 )
Other (income) expense.......................        (619)           --              --                (619 )
                                               -----------     --------     --------------         ---------
    Income before income taxes...............       9,287         7,526         (12,511)              4,302
Provision for income taxes...................       3,738         2,237          (3,543)(6)           2,432
                                               -----------     --------     --------------         ---------
    Net income...............................       5,549      $  5,289          (8,968)              1,870
                                                               =========
Preferred stock dividends....................         394                           977(7)            1,371
                                               -----------                  --------------         ---------
Net income applicable to common
  shareholders...............................   $   5,155                      $ (9,945)           $    499
                                               ==========                   ==============         ==========
Earnings per share(7)........................   $    0.57                                          $   0.05
                                               ==========                                          ==========
Weighted average common shares outstanding...       9,677                                            10,439
                                               ==========                                          ==========
OTHER DATA:
EBITDA(8)....................................   $  31,322      $ 17,853        $  8,000(2)         $ 57,175
Depreciation.................................       6,962         2,014             500               9,476
Amortization.................................       2,721         2,403           6,097              11,221
Capital expenditures.........................      14,103         2,402                              16,505
Ratio of EBITDA to interest expense..........         5.5x          5.6x                                2.2 x
Ratio of earnings to fixed charges(9)........         2.1x          2.8x                                1.1 x

  See Accompanying Notes to Unaudited Pro Forma Combined Financial Statements

      UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND OTHER DATA

                         YEAR ENDED SEPTEMBER 30, 1995

                                                EXIDE                       PRO FORMA              PRO FORMA
                                             ELECTRONICS      DELTEC      ADJUSTMENTS(1)           COMBINED
                                             -----------     --------     --------------           ---------
                                                                 (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Product revenues...........................   $ 271,482      $ 97,285        $     --              $368,767
Service revenues...........................     119,496        19,030              --               138,526
                                             -----------     --------     --------------           ---------
    Total revenues.........................     390,978       116,315              --               507,293
                                             -----------     --------     --------------           ---------
Product cost of revenues...................     204,683        61,600          (2,500)(2)(3)        263,783
Service cost of revenues...................      82,430         9,857              --                92,287
                                             -----------     --------     --------------           ---------
    Total cost of revenues.................     287,113        71,457          (2,500)              356,070
                                             -----------     --------     --------------           ---------
    Gross profit...........................     103,865        44,858           2,500               151,223
Selling, general and administrative
  expense..................................      69,966        30,527           5,390(2)(3)         105,883
Research and development expense...........       9,929         4,827           4,000(2)(3)          18,756
Litigation expense.........................         700            --              --                   700
Merger and acquisition expense.............       7,000            --              --                 7,000
Royalty expense............................          --         2,923          (2,923)(4)                --
                                             -----------     --------     --------------           ---------
    Income from operations.................      16,270         6,581          (3,967)               18,884
Interest expense...........................       5,575         2,982          21,156(5)             29,713
Interest income............................        (485)         (701)             --                (1,186 )
Other (income) expense.....................        (897)           --              --                  (897 )
                                             -----------     --------     --------------           ---------
    Income before income taxes.............      12,077         4,300         (25,123)               (8,746 )
Provision for (benefit from) income
  taxes....................................       4,692         1,012          (8,462)(6)            (2,758 )
                                             -----------     --------     --------------           ---------
    Net income.............................       7,385      $  3,288         (16,661)               (5,988 )
                                                             =========
Preferred stock dividends..................         592                           779(7)              1,371
                                             -----------                  --------------           ---------
Net income applicable to common
  shareholders.............................   $   6,793                      $(17,440)             $ (7,359 )
                                             ==========                   ==============           ==========
Earnings per share(7)......................   $    0.84                                            $  (0.70 )
                                             ==========                                            ==========
Weighted average common shares
  outstanding..............................       9,673                                              10,471
                                             ==========                                            ==========
OTHER DATA:
EBITDA(8)..................................   $  33,415      $ 14,030        $  8,000(2)           $ 55,445
Depreciation...............................       6,683         2,041             500                 9,224
Amortization...............................       2,762         2,485          14,390                19,637
Capital expenditures.......................      12,497         2,233                                14,730
Ratio of EBITDA to interest expense........         6.0x          4.7x                                  1.9 x
Ratio of earnings to fixed charges.........         2.4x          2.1x                                  0.7 x(9)

  See Accompanying Notes to Unaudited Pro Forma Combined Financial Statements

      UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND OTHER DATA

                      THREE MONTHS ENDED DECEMBER 31, 1994

                                                 EXIDE                      PRO FORMA              PRO FORMA
                                              ELECTRONICS     DELTEC      ADJUSTMENTS(1)           COMBINED
                                              -----------     -------     --------------           ---------
                                                                  (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Product revenues............................    $63,896       $24,620        $     --              $ 88,516
Service revenues............................     28,170         4,854              --                33,024
                                              -----------     -------     --------------           ---------
    Total revenues..........................     92,066        29,474              --               121,540
                                              -----------     -------     --------------           ---------
Product cost of revenues....................     49,060        14,997             650(2)(3)          64,707
Service cost of revenues....................     19,322         2,977              --                22,299
                                              -----------     -------     --------------           ---------
    Total cost of revenues..................     68,382        17,974             650                87,006
                                              -----------     -------     --------------           ---------
    Gross profit............................     23,684        11,500            (650)               34,534
Selling, general and administrative
  expense...................................     16,557         6,862           2,344(2)(3)          25,763
Research and development expense............      2,547         1,145           4,750(2)(3)           8,442
Royalty expense.............................         --           714            (714)(4)                --
                                              -----------     -------     --------------           ---------
    Income from operations..................      4,580         2,779          (7,030)                  329
Interest expense............................      1,424           665           8,386(5)             10,475
Interest income.............................       (139)         (121)             --                  (260 )
Other (income) expense......................       (161)           --              --                  (161 )
                                              -----------     -------     --------------           ---------
    Income before income taxes..............      3,456         2,235         (15,416)               (9,725 )
Provision for (benefit from) income taxes...      1,207           685          (5,678)(6)            (3,786 )
                                              -----------     -------     --------------           ---------
    Net income..............................      2,249       $ 1,550          (9,738)               (5,939 )
                                                              ========
Preferred stock dividends...................        198                           145(7)                343
                                              -----------                 --------------           ---------
Net income applicable to common
  shareholders..............................    $ 2,051                      $ (9,883)             $ (6,282 )
                                              ==========                  ==============           ==========
Earnings per share(7).......................    $  0.25                                            $  (0.61 )
                                              ==========                                           ==========
Weighted average common shares
  outstanding...............................      9,005                                              10,349
                                              ==========                                           ==========
OTHER DATA:
EBITDA(8)...................................    $ 6,795       $ 4,698        $  2,000(2)           $ 13,493
Depreciation................................      1,562           530             125                 2,217
Amortization................................        653           675           9,619                10,947
Capital expenditures........................      2,332           570                                 2,902
Ratio of EBITDA to interest expense.........        4.8x          7.1x                                  1.3 x
Ratio of earnings to fixed charges(9).......        2.6x          3.7x                                  0.1 x(9)

  See Accompanying Notes to Unaudited Pro Forma Combined Financial Statements

      UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND OTHER DATA

                      THREE MONTHS ENDED DECEMBER 31, 1995

                                                 EXIDE                      PRO FORMA              PRO FORMA
                                              ELECTRONICS     DELTEC      ADJUSTMENTS(1)           COMBINED
                                              -----------     -------     --------------           ---------
                                                                  (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Product revenues............................    $57,659       $40,366        $     --              $ 98,025
Service revenues............................     25,644         5,742              --                31,386
                                              -----------     -------     --------------           ---------
    Total revenues..........................     83,303        46,108              --               129,411
                                              -----------     -------     --------------           ---------
Product cost of revenues....................     42,508        25,318          (1,050)(2)(3)         66,776
Service cost of revenues....................     18,580         2,089              --                20,669
                                              -----------     -------     --------------           ---------
    Total cost of revenues..................     61,088        27,407          (1,050)               87,445
                                              -----------     -------     --------------           ---------
    Gross profit............................     22,215        18,701           1,050                41,966
Selling, general and administrative
  expense...................................     17,457         9,982             751(2)(3)          28,190
Research and development expense............      2,509         1,294            (250)(2)             3,553
Royalty expense.............................         --         1,202          (1,202)(4)                --
                                              -----------     -------     --------------           ---------
    Income from operations..................      2,249         6,223           1,751                10,223
Interest expense............................      1,497           860           4,555(5)              6,912
Interest income.............................        (31)          (98)             --                  (129 )
Other (income) expense......................        117            --              --                   117
                                              -----------     -------     --------------           ---------
    Income before income taxes..............        666         5,461          (2,804)                3,323
Provision for income taxes..................        253         1,910            (760)(6)             1,403
                                              -----------     -------     --------------           ---------
    Net income..............................        413       $ 3,551          (2,044)                1,920
                                                              ========
Preferred stock dividends...................         --                           343(7)                343
                                              -----------                 --------------           ---------
Net income applicable to common
  shareholders..............................    $   413                      $ (2,387)             $  1,577
                                              ==========                  ==============           ==========
Earnings per share(7).......................    $  0.04                                            $   0.15
                                              ==========                                           ==========
Weighted average common shares
  outstanding...............................      9,500                                              10,323
                                              ==========                                           ==========
OTHER DATA:
EBITDA(8)...................................    $ 4,702       $ 8,521        $  2,000(2)           $ 15,223
Depreciation................................      1,841           503             125                 2,469
Amortization................................        612           593           1,326                 2,531
Capital expenditures........................      3,938           739                                 4,677
Ratio of EBITDA to interest expense.........        3.1x          9.9x                                  2.2 x
Ratio of earnings to fixed charges(9).......        1.3x          6.2x                                  1.4 x

  See Accompanying Notes to Unaudited Pro Forma Combined Financial Statements

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                                                DECEMBER 31, 1995
                                          -------------------------------------------------------------
                                             EXIDE                      PRO FORMA             PRO FORMA
                                          ELECTRONICS     DELTEC      ADJUSTMENTS(1)          COMBINED
                                          -----------     -------     --------------          ---------
                                                             (DOLLARS IN THOUSANDS)
ASSETS
Current Assets
  Cash and cash equivalents.............   $   2,001      $ 5,603        $ (5,603)(1)         $   2,001
  Accounts receivable...................      95,436       34,268              --               129,704
  Inventories...........................      76,753       21,633           1,700(1)            100,086
  Other current assets..................      15,357        4,388           2,500(1)             22,245
                                          -----------     -------     --------------          ---------
     Total current assets...............     189,547       65,892          (1,403)              254,036
Property, plant and equipment...........      37,251        7,135           4,000(1)             48,386
Goodwill................................      18,318        7,384         129,624(10)           155,326
Other assets............................       8,823          468          29,250(11)            38,541
                                          -----------     -------     --------------          ---------
                                           $ 253,939      $80,879        $161,471             $ 496,289
                                            ========      =======     ===========              ========
LIABILITIES, PREFERRED STOCK AND COMMON SHAREHOLDERS' EQUITY
Current liabilities
  Short-term debt.......................   $   6,747      $    10        $     --             $   6,757
  Accounts payable......................      43,220       11,845              --                55,065
  Deferred revenues.....................      15,840        4,461              --                20,301
  Other accrued liabilities.............      15,707       19,341          (6,752)(1)(13)        28,296
  Payable to Fiskars....................          --           --           6,657(1)              6,657
                                          -----------     -------     --------------          ---------
     Total current liabilities..........      81,514       35,657             (95)              117,076
Long-term debt..........................      76,416       37,836         135,948(12)           250,200
Deferred liabilities....................       3,421        4,076           1,670(1)(13)          9,167
Series G Preferred Stock (redeemable
  after September 30, 2006).............          --           --          18,000(1)             18,000
Common shareholders' equity.............      92,588        3,310           5,948(13)           101,846
                                          -----------     -------     --------------          ---------
                                           $ 253,939      $80,879        $161,471             $ 496,289
                                            ========      =======     ===========              ========

  See Accompanying Notes to Unaudited Pro Forma Combined Financial Statements

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. The Company's Unaudited Pro Forma Combined Financial Statements assume the following transactions occurred (1) at the beginning (October 1, 1994) of the Company's 1995 fiscal year for purposes of the Unaudited Pro Forma Combined Statements of Operations and Other Data and (2) on December 31, 1995, for purposes of the Unaudited Pro Forma Combined Balance Sheet:

     a. The Deltec Acquisition -- Immediately prior to the closing of the Deltec Acquisition, under the terms of the Acquisition Agreement, Fiskars will convert all net amounts owed by Deltec to Fiskars or affiliates to Deltec shareholders' equity and distribute all Deltec cash to Fiskars. Accordingly, the pro forma adjustments reflect decreases in cash ($5,603), goodwill and intangible assets ($7,384), other accrued liabilities ($6,791), deferred liabilities ($1,060) and long-term debt ($36,643), along with a corresponding increase to Deltec shareholders' equity ($31,507).

        It is assumed that the Deltec Acquisition will be financed through borrowings of $36,750 under the New Credit Facility, $121,250 from the net proceeds of the Offering of the Units, $500 payable to Fiskars on January 8, 1997 and $6,157 additional variable amount payable to Fiskars related to the assumed purchase price adjustment at December 31, 1995.

        The excess of cost over fair value of net assets acquired resulting from the preliminary purchase price allocation is assumed to be as follows:

         Pro forma purchase price --
           Cash --
              Fixed amount stated in Acquisition Agreement......................    $158,500
              Variable amount related to assumed purchase price adjustment;
               calculated based on Deltec net book value and excluded assets and
               liabilities at December 31, 1995.................................       6,157
           Series G Preferred Stock (1,000,000 shares at fair value of $18 per
              share)............................................................      18,000
           Common Stock (825,000 shares at fair market value of $14 per
              share)............................................................      11,550
           Transaction costs....................................................       4,500
                                                                                    --------
              Total pro forma purchase price....................................     198,707
                                                                                    --------
         Pro forma historical net book value of assets acquired --
           Book value per historical financial statements.......................       3,310
           Net liabilities excluded as described above..........................      31,507
                                                                                    --------
              Total pro forma historical net book value of assets acquired......     (34,817)
                                                                                    --------
         Excess of purchase price over net book value of assets acquired........     163,890
           Allocated to:
              Inventories.......................................................      (1,700)
              Other current assets..............................................      (2,500)
              Property and equipment............................................      (4,000)
              Other long-term assets............................................     (20,000)
              In-process research and development...............................      (5,000)
              Deferred income tax liability --
                Current.........................................................       1,638
                Long-term.......................................................       4,680
                                                                                    --------
         Remaining excess of cost over fair value of net assets acquired
           (goodwill)...........................................................    $137,008
                                                                                    ========

        The preliminary purchase price allocation included allocations to other long-term assets for the noncompete agreement, prepaid license fees for use of the Fiskars tradename in Europe, trademarks, patents and product drawings and specifications.

                             (DOLLARS IN THOUSANDS)

        The foregoing preliminary purchase price allocation is based on available information and certain assumptions the Company considers reasonable. The final purchase price allocation will be based upon a final determination of the fair market value of the net assets acquired at the date of the Deltec Acquisition as determined by valuations and other studies which are not yet complete. The final purchase price allocation may differ significantly from the preliminary allocation.

     b. The conversion on October 23, 1995, of Exide Electronics' 8.375% convertible subordinated notes (the "Convertible Subordinated Notes") (balance at September 30, 1995 -- $15,000) into 1,146,789 shares of Common Stock.

     c. The New Credit Facility -- Simultaneously with closing the Offering, the Company will enter into the New Credit Facility to replace its existing credit facility. The Deltec Acquisition will be partially financed through borrowings under the New Credit Facility.

     d.    The issuance of the Notes in the Offering.

2. Because the Deltec Acquisition has not been consummated, the Company has begun, but not completed, its strategic and operating plans for the integration of Deltec's operations into those of the Company. Once the Deltec Acquisition has been consummated, the Company plans to complete its strategic and operating integration plan, including coordinating its strategic and operating plans and decisions with the plans and decisions of Deltec's management. Nevertheless, based on preliminary information, assumptions and operating decisions, the Company estimates that it can eliminate duplicative costs through the combination of the two companies as described below. However, the actual cost savings may differ significantly from the preliminary estimates.

     The pro forma adjustments to reflect estimated cost savings resulting from the Deltec Acquisition assumes the following preliminary estimates of expected cost savings:

                                                                        THREE MONTHS
                                                                            ENDED
                                                     YEAR ENDED         DECEMBER 31,       LTM ENDED
                                                    SEPTEMBER 30,     -----------------   DECEMBER 31,
                                                        1995           1994       1995        1995
                                                    -------------     ------     ------   ------------
    Consolidation of large systems manufacturing
      facilities..................................     $ 3,000        $  750     $  750      $3,000
    Elimination of duplicative selling, general
      and administrative and research and
      development
      costs.......................................       2,700           675        675       2,700
    Elimination of certain manufacturing
      outsourcing and combination of
      procurement.................................       1,200           300        300       1,200
    Consolidation of European sales and service
      operations..................................         600           150        150         600
    Consolidation of international product
      offerings...................................         500           125        125         500
                                                    -------------     ------     ------   ------------
         Pro forma adjustment.....................     $ 8,000        $2,000     $2,000      $8,000
                                                    ==========        ======     ======   ==========

     Such pro forma adjustments have reduced costs of revenues, selling, general and administrative expense and research and development expense by $4,700, $2,300 and $1,000, respectively, for both the year ended September 30, 1995 and the LTM ended December 31, 1995 and by $1,175, $575 and $250 for both the three month periods ended December 31, 1994 and 1995, respectively.

     In addition to the cost savings initiatives and estimated cost savings described above, the Company estimates that it can eliminate additional annual duplicative costs through the combination of the two companies. However, such amount cannot be quantified at this time and has not been reflected in the pro forma adjustments.

                             (DOLLARS IN THOUSANDS)

     The estimated preliminary non-recurring costs of implementing the above pro forma cost savings are $3,500 and are excluded from the pro forma adjustments. The actual non-recurring costs may differ significantly from the preliminary estimates.

3. The pro forma adjustment to reflect the effect of the preliminary purchase price allocation on cost of revenues, selling, general and administrative expense and research and development expense assumes:

                                                                    THREE MONTHS
                                                                       ENDED
                                                  YEAR ENDED        DECEMBER 31,       LTM ENDED
                                                 SEPTEMBER 30,    ----------------    DECEMBER 31,
                                                     1995          1994      1995         1995
                                                 -------------    ------    ------    ------------
    Cost of revenues --
      Record amortization of amounts allocated
         to inventories........................     $ 1,700       $1,700    $   --      $     --
      Record depreciation of amounts allocated
         to property and equipment.............         500          125       125           500
                                                 -------------    ------    ------    ------------
                                                    $ 2,200       $1,825    $  125      $    500
                                                 ==========       ======    ======    ==========
    Selling, general and administrative
      expense --
      Record amortization of amounts allocated
         to other current assets...............     $ 2,500       $1,675    $   --      $    825
      Record amortization of goodwill in
         connection with the acquisition over
         40 years..............................       3,425          856       856         3,425
      Record amortization of amounts allocated
         to other long-term assets.............       4,250        1,063     1,063         4,250
      Elimination of previously recorded Deltec
         amortization of goodwill and
         intangible assets.....................      (2,485)        (675)     (593)       (2,403)
                                                 -------------    ------    ------    ------------
                                                    $ 7,690       $2,919    $1,326      $  6,097
                                                 ==========       ======    ======    ==========
    Research and development expense --
      Record amortization of amounts allocated
         to purchased in-process research and
         development...........................     $ 5,000       $5,000    $   --      $     --
                                                 ==========       ======    ======    ==========

     The amounts allocated to inventories, other current assets and purchased in-process research and development will be fully amortized during the twelve months following the Deltec Acquisition date. Amounts allocated to certain long-term assets will be fully amortized during the four years following the Deltec Acquisition date, which will reduce the annual amortization for such amounts from $4,250 as shown above to $750 beginning in the fifth year following the Deltec Acquisition date.

4. The royalty expense previously charged by Fiskars to Deltec will not be charged after the Deltec Acquisition due to the license fees paid in the purchase price for use of the Fiskars tradename in Europe.

                             (DOLLARS IN THOUSANDS)

5.   The pro forma adjustment to interest expense assumes:

                                                                        THREE MONTHS
                                                                            ENDED
                                                     YEAR ENDED         DECEMBER 31,       LTM ENDED
                                                    SEPTEMBER 30,     -----------------   DECEMBER 31,
                                                        1995           1994       1995        1995
                                                    -------------     ------     ------   ------------
    Elimination of interest related to --
      Conversion of Deltec debt to Fiskars to
         Deltec equity............................     $(2,888)       $ (635)    $ (808)    $ (3,061)
      Conversion of Convertible Subordinated
         Notes....................................      (1,256)         (314)       (80)      (1,022)
    Additional interest expense related to --
      The Notes at 11.5%..........................      14,375         3,594      3,594       14,375
      Amortization of discount related to the
         Notes(a).................................         326            82         82          326
      $50,850 of net additional borrowings under
         the New Credit Facility..................       4,302         1,064      1,075        4,313
      Replacement of the existing credit facility
         with the New Credit Facility.............         715           125        334          924
      Estimated interest payment to Fiskars as
         part of amendment to Acquisition
         Agreement................................       4,100         4,100         --           --
    Amortization of deferred financing costs
      related to --
      The Notes...................................         500           125        125          500
      New Credit Facility.........................         982           245        233          970
                                                    -------------     ------     ------   ------------
         Pro forma adjustment.....................     $21,156        $8,386     $4,555     $ 17,325
                                                    ==========        ======     ======   ==========

---------------
     (a) The issuance of Warrants in connection with Notes resulted in the Notes being recorded at a discount of $3,259, which discount is amortized over the life of the Notes resulting in additional interest expense being recorded.

     The additional interest expense related to the replacement of the existing credit facility with the New Credit Facility was determined based on (i) average borrowings outstanding under the existing credit facility of $40,985 for the year ended September 30, 1995, $28,550 for the three months ended December 31, 1994, $70,334 for the three months ended December 31, 1995 and $51,431 for the LTM ended December 31, 1995, and (ii) an increase in the interest rate from the agent bank's base rate or, at the Company's option, the LIBOR rate plus 0.60% under the existing credit facility to the agent bank's base rate plus 1.5%, or at the Company's option, the LIBOR rate plus 2.5% under the New Credit Facility.

     A 25 basis point increase (or decrease) in such interest rates would increase (or decrease) annual interest expense with respect to the New Credit Facility by $317 based on pro forma borrowings of $126,950 at December 31, 1995.

6. The pro forma adjustments to the provision for income taxes assumes a tax benefit at a 39% tax rate is applied (1) to the pro forma adjustments which are assumed to be deductible for tax return purposes and (2) to non-deductible pro forma adjustments for which deferred income taxes were established in the preliminary purchase price allocation. While tax benefits for interest deductions on the Notes have been

                             (DOLLARS IN THOUSANDS)

     reflected in the pro forma adjustments, such deductions may be subject to certain limitations under the Code (as defined).

7.   The pro forma adjustments to preferred stock dividends assumes:

                                                                    THREE MONTHS
                                                                        ENDED
                                                  YEAR ENDED        DECEMBER 31,      LTM ENDED
                                                 SEPTEMBER 30,     ---------------   DECEMBER 31,
                                                     1995          1994      1995        1995
                                                 -------------     -----     -----   ------------
    Dividends related to Series G Preferred
      Stock issued to Fiskars --
      Cash dividends...........................      $ 800         $ 200     $ 200      $  800
      Accreted dividends.......................        571           143       143         571
    Eliminate dividends on Exide Electronics
      Series D and E preferred stock which was
      converted to Common Stock in 1995........       (592)         (198)       --        (394)
                                                 -------------     -----     -----   ------------
                                                     $ 779         $ 145     $ 343      $  977
                                                 ==========        =====     =====   ==========

     The accreted dividends relate to the accretion of the difference between the assumed fair market value of the Series G Preferred Stock at the Deltec Acquisition date ($18,000) and the redemption price at the option of holder ($24,000) after September 30, 2006 over the period from the Deltec Acquisition date to September 30, 2006.

     Pro forma primary and fully diluted earnings per share are the same for all periods presented. The computation of pro forma primary and fully diluted earnings per share assumes that the Exide Electronics Series D and E preferred stock were converted to Common Stock on October 1, 1994.

8. EBITDA represents income from operations plus depreciation and amortization (including depreciation and amortization of purchase accounting adjustments), non-recurring 1995 Exide Electronics merger, acquisition and litigation charges of $7,700 and Deltec royalty expense payable to Fiskars which will not be charged after the Deltec Acquisition. While EBITDA should not be construed as a substitute for income from operations, net income and cash flows from operating activities in analyzing operating performance, financial position and cash flows, the Company has included EBITDA because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company's ability to service debt.

9. In the computation of the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges minus the undistributed earnings of Exide Electronics' 50%-owned subsidiary accounted for by the equity method. Fixed charges consist of interest expense which includes amortization of deferred financing costs, and one-third of rental expenses which represents that portion of rental expenses attributable to interest. On a pro forma basis after giving effect to the Transactions, earnings were inadequate to cover fixed charges by $9,003 for the year ended September 30, 1995 and $9,842 for the three months ended December 31, 1994. Adjusted to eliminate non-cash charges of depreciation and amortization of $28,861 for the year ended September 30, 1995 and $13,164 for the three months ended December 31, 1994, pro forma earnings would have exceeded fixed charges by $19,858 and $3,322, respectively.

                             (DOLLARS IN THOUSANDS)

10.   The pro forma adjustment to goodwill assumes:

    Record additional goodwill related to the Deltec Acquisition............    $137,008
    Eliminate existing Deltec goodwill......................................      (7,384)
                                                                                --------
         Pro forma adjustment...............................................    $129,624
                                                                                ========

11. The pro forma adjustment to other long-term assets assumes:

    Record certain other intangible assets.....................................    $ 20,000
    Record deferred financing costs related to the Notes.......................       5,000
    Record deferred financing costs related to New Credit Facility.............       4,250
                                                                                   --------
         Pro forma adjustment..................................................    $ 29,250
                                                                                   ========

12. The pro forma adjustment to long-term debt assumes:

    Record the Notes, less discount of $3,259(a)...............................    $121,741
    Record net additional borrowings under New Credit Facility:
         Cash purchase price to Fiskars........................................      36,750
         Acquisition transaction costs.........................................       4,500
         Transaction costs related to the Notes................................       1,250
         Transaction costs related to New Credit Facility......................       4,250
         Interest paid to Fiskars..............................................       4,100
    Eliminate Deltec long-term debt to Fiskars.................................     (36,643)
                                                                                   --------
         Pro forma adjustment..................................................    $135,948
                                                                                   ========

---------------
    (a) The issuance of Warrants in connection with the Notes resulted in the Notes being recorded at a discount.

13. The pro forma adjustment to shareholders' equity assumes:

    Record common stock issued to Fiskars......................................    $ 11,550
    Record writeoff of purchased in-process research and development, net of
      assumed tax benefit of $1,950............................................      (3,050)
    Record interest of $4,100 paid to Fiskars, net of assumed tax benefit of
      $1,599...................................................................      (2,501)
    Record value of Warrants issued in connection with the Notes(a)............       3,259
    Eliminate Deltec shareholders' equity......................................      (3,310)
                                                                                   --------
         Pro forma adjustment..................................................    $  5,948
                                                                                   ========

---------------
    (a) The issuance of Warrants to purchase 643,750 shares of common stock at $13.475 per share resulted in the value ($3,259) of the Warrants being recorded as additional common shareholders' equity.

                         EXIDE ELECTRONICS GROUP, INC.

             INDEX TO PRO FORMA PROJECTED STATEMENTS OF OPERATIONS

                                                                                        PAGE
                                                                                        ----
Introduction..........................................................................  P-2
Statements of Operations
  Exide Electronics -- Combined with Deltec...........................................  P-4
  Exide Electronics -- Stand Alone....................................................  P-7
  Deltec -- Stand Alone...............................................................  P-12

                        PROJECTED FINANCIAL INFORMATION

INTRODUCTION

     The projected financial information included herein (the "Projections") represents the Company's best estimates as of February 14, 1996 (except with respect to interest expense, which has been updated as of March 7, 1996 to reflect the final terms of the Offering) of the Company's results of operations for the fiscal year ending September 30, 1996. The Projections, which are forward looking statements, were prepared by the Company's management and are qualified by, and subject to, the assumptions set forth below and the other information contained in the Offering Memorandum Financial Statements. The Projections were not prepared with a view toward compliance with published guidelines of the Commission, the American Institute of Certified Public Accountants, any regulatory or professional agency or body, or generally accepted accounting principles. In addition, neither Arthur Andersen LLP, the independent public accountants for the Company, Price Waterhouse LLP and KPMG, the independent accountants for Deltec, nor the Initial Purchasers (as defined in the Offering Memorandum), have compiled or examined the Projections and, accordingly, do not express any opinion or any other form of assurance with respect thereto, assume no responsibility for and disclaim any association with the Projections.

     No independent expert has reviewed the Projections. The Projections should be read together with the information contained in the Offering Memorandum Financial Statements and the Company Periodic Disclosure Documents.

     The Deltec -- Stand Alone projected Statement of Operations for the fiscal year ended September 30, 1996 is based on projected financial information provided to the Company by Fiskars and Deltec. Based on the results of the Company's due diligence procedures, the Company has reduced the Deltec -- Stand Alone projected revenues and income from operations for 1996 from the amounts projected by Fiskars and Deltec. Because the Deltec Acquisition has not been consummated and because the Company's management did not participate in the development of the projected financial information provided to the Company by Fiskars and Deltec, the ability of the Company's management to project such information is necessarily more limited than its ability to project financial information for Exide Electronics -- Stand Alone. Accordingly, the projected financial information for Deltec -- Stand Alone is necessarily more speculative in nature.

     The Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity and considered reasonable by the Company when taken as a whole, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company, and are based upon specific assumptions with respect to future business decisions, some of which will change. Projections are necessarily speculative in nature, and it can be expected that some or all of the assumptions of the Projections will not materialize or will vary significantly from actual results. Accordingly, the Projections are only an estimate and actual results will vary from the Projections and the variations may be material and are likely to increase over time. The Company does not intend to update or otherwise revise the projections to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. In light of the foregoing, prospective purchasers of the Units are cautioned not to place undue reliance on the Projections.

     The Company's ability to achieve the projected financial results is dependent upon a number of factors. For instance, the Projections assume the success of the Company's operating strategy. The success of the Company's operating strategy assumes, among other things, that the Company: (i) successfully integrates the operations of Deltec with the existing operations of the Company; (ii) continues to expand its revenues and profitability; (iii) continues to increase its presence in the small systems segment; (iv) continues to expand its international sales; (v) continues to expand its business in emerging technologies; (vi) redefines its large systems focus; and (vii) continues to expand its service business. The success of the strategy is subject to uncertainties and contingencies beyond the Company's control, and no assurance can be given that the strategy will be effective or that the anticipated benefits from the strategy will be realized in the period for which the Projections have been prepared.

     The Projections also assume that: (i) there will be no material change in the existing political, fiscal or economic conditions, including changes in foreign exchange rates, that are material to the Company's or Deltec's revenues or costs; (ii) there will be no material change in legislation or regulations or the administration thereof, or changes in technology or industry standards that will have an unexpected effect on the business of the Company or Deltec; (iii) there will be no material change in any of the Company's or Deltec's existing material contracts or customer relationships; (iv) there will be no change in generally accepted accounting principles that will have a material effect on the financial results of the Company or Deltec; (v) there will be no labor or other disturbances that would materially affect the operations or revenues of the Company or Deltec; (vi) there will be no material costs, gains or losses in revenues arising from legal proceedings; (vii) there will be no periods of recession which might adversely affect demand; (viii) there will be no acceleration in the decline of product prices, which are currently projected to decline at a rate of 5-10% per year; and (ix) there will be no inflation. Although no standard rate of inflation was applied to the Projections, each number was projected to reflect the actual number at such point in the future to which such figure relates. See Notes to the Statements of Operations of Exide Electronics Combined with Deltec, of Exide Electronics -- Stand Alone and of Deltec -- Stand Alone, for a review of other assumptions underlying the Projections.

     The assumptions described herein are those that the Company believes are significant to the Projections. The failure of the Company to successfully implement its operating strategy or the occurrence of any of the events or circumstances set forth in the immediately preceding paragraph or elsewhere herein could result in the Company's actual operating results being different than the Projections, and such differences may be adverse and material.

                   EXIDE ELECTRONICS -- COMBINED WITH DELTEC

                            STATEMENTS OF OPERATIONS

                                                                        YEAR ENDED SEPTEMBER 30,
                                                                        -------------------------
                                                                                          1996
                                                                           1995        PRO FORMA
                                                                        PRO FORMA      PROJECTED
                                                                        ----------     ----------
                                                                                   (IN THOUSANDS)
Revenues:
  Products............................................................   $368,767       $440,000
  Services............................................................    138,526        128,000
                                                                        ----------     ----------
          Total revenues..............................................   $507,293       $568,000
                                                                         ========       ========
Gross profit:
  Products............................................................   $104,984       $137,000
  Services............................................................     46,239         42,500
                                                                        ----------     ----------
          Total gross profit..........................................    151,223        179,500
Selling, general and administrative expense...........................    105,883        120,890
Research and development expense......................................     18,756         19,000
Litigation expense....................................................        700             --
Merger and acquisition expense........................................      7,000             --
                                                                        ----------     ----------
  Income from operations..............................................     18,884         39,610
Interest expense......................................................     29,713         30,813
Interest income.......................................................     (1,186)          (500)
Other (income) expense................................................       (897)          (500)
                                                                        ----------     ----------
  Income (loss) before income taxes and minority interest.............     (8,746)         9,797
Provision for (benefit from) income taxes.............................     (2,758)         5,289
                                                                        ----------     ----------
  Income (loss) before minority interest..............................     (5,988)         4,508
Minority interest in earnings of consolidated subsidiaries............         --            500
                                                                        ----------     ----------
  Net income (loss)...................................................   $ (5,988)      $  4,008
                                                                         ========       ========
OTHER DATA:
EBITDA................................................................   $ 55,445       $ 69,457
Depreciation..........................................................      9,224         10,500
Amortization..........................................................     19,637         19,347
Capital expenditures..................................................     14,730         16,500

                   EXIDE ELECTRONICS -- COMBINED WITH DELTEC
                       NOTES TO STATEMENTS OF OPERATIONS

BASIS OF PRESENTATION

     The pro forma projected Statement of Operations of Exide
Electronics -- Combined with Deltec combines the separate projected Statement of Operations of Exide Electronics -- Stand Alone with that of Deltec -- Stand Alone and applies the assumed pro forma effect of the Transactions as defined and explained below. The separate Stand Alone Statements of Operations do not reflect any pro forma adjustments related to or any effects resulting from the Transactions.

     The pro forma projected Statement of Operations of Exide
Electronics -- Combined with Deltec for the year ended September 30, 1996 gives effect to the Deltec Acquisition, the conversion of the Convertible Subordinated Notes, the New Credit Facility and the Offering (collectively, the "Transactions") as if they had occurred as of October 1, 1995. The pro forma Statement of Operations for the year ended September 30, 1995 gives effect to the Transactions as if they had occurred as of October 1, 1994.

     The pro forma adjustments to reflect the Transactions assume the following adjustments:

                                                                            1995        1996
                                                                           -------     -------
                                                                             (IN THOUSANDS)
Cost of revenues --
  Cost savings resulting from Deltec Acquisition.........................  $(4,700)    $(4,700)
  Effect of preliminary purchase price allocation........................    2,200       2,200
                                                                           -------     -------
                                                                           $(2,500)    $(2,500)
                                                                           =======     =======
Selling, general and administrative expense --
  Cost savings resulting from Deltec Acquisition.........................  $(2,300)    $(2,300)
  Effect of preliminary purchase price allocation........................    7,690       7,690
                                                                           -------     -------
                                                                           $ 5,390     $ 5,390
                                                                           =======     =======
Research and development expense --
  Cost savings resulting from Deltec Acquisition.........................  $(1,000)    $(1,000)
  Effect of preliminary purchase price allocation........................    5,000       5,000
                                                                           -------     -------
                                                                           $ 4,000     $ 4,000
                                                                           =======     =======

     The above pro forma adjustments are described in more detail in the Notes to Unaudited Pro Forma Combined Financial Statements. See Note 2 for a discussion of the preliminary estimates of the cost savings expected to result from the Deltec Acquisition. See Note 3 for a discussion of the effect of the preliminary purchase price allocation.

     The estimated preliminary non-recurring costs of implementing the above pro forma cost savings are $3.5 million and are excluded from the above pro forma adjustments. The actual non-recurring costs will be reflected in the Company's operating results following the Deltec Acquisition and may differ significantly from the preliminary estimates.

     The pro forma projected Statement of Operations of Exide
Electronics -- Combined with Deltec for the year ended September 30, 1996 assumes the Transactions had occurred as of October 1, 1995. However, the consummation of the Deltec Acquisition, the New Credit Facility and the Offering are currently scheduled to close on March 15, 1996. The pro forma results of operations which the Company projects to report for fiscal 1996, assuming a March 31, 1996 closing date, assuming actual cost savings resulting from the Deltec Acquisition of $3 million in fiscal 1996 (representing approximately 4.5 months of actual savings at an annual rate of $8 million), excluding the non-recurring costs of implementing the cost savings and including one-half of the projected 1996 Deltec -- Stand Alone revenues, gross profit, income from operations and EBITDA, are as follows (in thousands):

        Revenues..........................................................  $489,000
        Gross profit......................................................   146,813
        Income from operations............................................    29,006
        EBITDA............................................................    52,833

INTEREST EXPENSE

     Interest expense is projected to increase to $30.8 million in fiscal 1996 from pro forma interest expense of $29.7 million in fiscal 1995 as follows:

                                                                       1995         1996
                                                                     --------     --------
                                                                     (IN THOUSANDS)
    The Notes --
      Ending principal outstanding.................................  $125,000     $125,000
      Interest rate................................................      11.5%        11.5%
      Interest expense.............................................  $ 14,375     $ 14,375
    New Credit Facility --
      Ending principal outstanding.................................  $126,950     $121,950
      Interest rate................................................       8.5%         8.0%
      Interest expense, calculated on average balance..............  $  8,807     $  9,956
    Other Senior Debt (as defined in the Offering Memorandum) --
      Ending principal outstanding.................................  $  8,300     $  8,300
      Interest rate................................................       7.5%         7.5%
      Interest expense.............................................  $    623     $    623
    Amortization of discount related to the Notes..................       326          326
    Estimated interest payment to Fiskars..........................     4,100        4,100
    Amortization of deferred financing costs.......................     1,482        1,433
                                                                     --------     --------
              Total interest expense...............................  $ 29,713     $ 30,813
                                                                     ========     ========

     The increase in pro forma interest expense is due primarily to higher average principal outstanding under the New Credit Facility. Average LIBOR on the New Credit Facility is assumed to be 6.0% in 1995 and 5.5% in 1996. There can be no assurance that interest rates will actually decline.

INCOME TAXES

     The provision for income taxes is projected to be $5.3 million in fiscal 1996 as compared to a tax benefit of $2.8 million in fiscal 1995. The effective tax rate is projected to be 54% in 1996 compared to an actual effective tax rate of 39% for Exide Electronics -- Stand Alone and 24% for Deltec -- Stand Alone in 1995. The higher tax rate in fiscal 1996 is due primarily to the increase in non-deductible goodwill. While the tax benefits for interest deductions on the Notes have been reflected in the provision for (benefit from) income taxes, such deductions may be subject to certain limitations under the Internal Revenue Code.

MINORITY INTEREST

     In 1996, the Company is planning to form 51%-owned subsidiaries in Brazil and India. The projected operating results of these subsidiaries have been consolidated with the Company's projected operating results in the Exide Electronics -- Stand Alone Statement of Operations. The 49% minority interest in the earnings of these consolidated subsidiaries is projected to be $0.5 million in 1996.

EBITDA

     EBITDA represents income from operations plus depreciation and amortization (including the amortization of purchase accounting adjustments), non-recurring 1995 Exide Electronics merger, acquisition and litigation charges of $7.7 million and Deltec royalty expense payable to Fiskars that will not be charged after the Deltec Acquisition. While EBITDA should not be construed as a substitute for income from operations, net income and cash flows from operating activities in analyzing operating performance, financial position and cash flows, the Company has included EBITDA because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company's ability to service debt.

                        EXIDE ELECTRONICS -- STAND ALONE

                            STATEMENTS OF OPERATIONS

                                                                                                PROJECTED
                                              HISTORICAL YEAR ENDED SEPTEMBER 30,              YEAR ENDED
                                     ------------------------------------------------------   SEPTEMBER 30,
                                       1991         1992       1993       1994       1995         1996
                                     --------     --------   --------   --------   --------   -------------
                                     (IN THOUSANDS)
Revenues:
  Small systems products...........  $ 86,800     $ 90,500   $ 89,125   $115,180   $148,079     $ 205,000
  Large systems products...........    88,687       96,079    131,018    144,223    123,403       100,000
                                     --------     --------   --------   --------   --------      --------
     Total products................   175,487      186,579    220,143    259,403    271,482       305,000
                                     --------     --------   --------   --------   --------      --------
  Services.........................    45,912       60,524     97,799    104,580    119,496       105,000
                                     --------     --------   --------   --------   --------      --------
     Total revenues................  $221,399     $247,103   $317,942   $363,983   $390,978     $ 410,000
                                     ========     ========   ========   ========   ========      ========
Gross profit:
  Small systems products...........  $     --     $ 24,811   $ 25,401   $ 33,950   $ 37,582     $  60,000
  Large systems products...........        --       18,872     29,042     31,881     29,217        26,500
                                     --------     --------   --------   --------   --------      --------
     Total products................    30,467(1)    43,683     54,443     65,831     66,799        86,500
  Services.........................    20,998       25,012     31,052     32,864     37,066        30,500
                                     --------     --------   --------   --------   --------      --------
     Total gross profit............    51,465       68,695     85,495     98,695    103,865       117,000
Selling, general and administrative
  expense..........................    46,103       47,066     55,506     65,086     69,966        78,500
Research and development expense...     8,261        8,785      9,592     10,150      9,929        10,000
Litigation expense.................        --           --         --      4,997        700            --
Merger and acquisition expense.....        --           --         --         --      7,000            --
                                     --------     --------   --------   --------   --------      --------
  Income (loss) from operations....  $ (2,899)    $ 12,844   $ 20,397   $ 18,462   $ 16,270     $  28,500
                                     ========     ========   ========   ========   ========      ========

OTHER DATA:

EBITDA.............................  $  1,601     $ 19,642   $ 27,347   $ 31,889   $ 33,415     $  38,209
Depreciation.......................     3,628        4,633      5,304      6,105      6,683         7,237
Amortization.......................       872        2,165      1,646      2,325      2,762         2,472
Capital expenditures...............     6,156        5,828      8,255      8,735     12,497        13,500

---------------
(1) Gross profit information for small systems and large systems products is not available for this period as the Company was not organized into small systems and large systems strategic business units at that time.

FEDERAL GOVERNMENT REVENUE AND MARGIN DATA:

     The following data are provided supplementally to the operating data set forth above in order to reflect the effect on such historical and projected data of the revenues and gross profit from the Company's business with the federal government. The federal government product revenues as set forth below are almost exclusively from large systems products. The Company does not compute total actual gross margin percentages related to federal government revenues, but estimates that the actual gross margin percentages for the period from 1991 to 1995 were approximately 20% to 25%.

                                                                                                PROJECTED
                                              HISTORICAL YEAR ENDED SEPTEMBER 30,              YEAR ENDED
                                     ------------------------------------------------------   SEPTEMBER 30,
                                       1991         1992       1993       1994       1995         1996
                                     --------     --------   --------   --------   --------   -------------
                                                                                             (IN THOUSANDS)
Federal government product
  revenues.........................  $ 18,227     $ 30,107   $ 63,911   $ 73,059   $ 53,280     $  25,000
Federal government service
  revenues.........................     4,760       11,340     46,049     45,709     51,479        30,000
                                     --------     --------   --------   --------   --------   -------------
     Total federal government
       revenues....................  $ 22,987     $ 41,447   $109,960   $118,768   $104,759     $  55,000
                                     ========     ========   ========   ========   ========    ==========

                        EXIDE ELECTRONICS -- STAND ALONE
                       NOTES TO STATEMENTS OF OPERATIONS

REVENUES

     Revenues are projected to increase to $410.0 million in fiscal 1996 from $391.0 million in fiscal 1995, an increase of $19.0 million or 4.9%. The increase in revenues is a result of a projected increase of $56.9 million (38.4%) in small systems revenues, offset by a projected decrease in large systems revenues of $23.4 million (19.0%) and a decrease of $14.5 million (12.1%) in service revenues.

     Large systems product revenues and service revenues are projected to be adversely impacted by scheduled declines in revenues under the Federal Aviation Administration Air Route Traffic Control Center Modernization Program, for which the Company supplies products and services pursuant to a five-year contract awarded to the Company by the Air Force Logistics Command (the "ALC Contract") in May 1988. The Projections do not include incremental revenues that could result from a favorable resolution of the outstanding protest of the Company's 1995 award of a three-year follow-on to the ALC Contract. See the Company Periodic Disclosure Documents.

     Commercial (non-federal government) revenues in each segment are projected to grow in part due to continued growth in the UPS industry. The industry growth is expected to be driven by increases in unit sales, somewhat offset by average price declines of 5%-10% per annum. The following table sets forth projected growth in the UPS industry by segment as compared to historical and projected Company growth.

                                                            ANNUAL GROWTH RATE
                               ----------------------------------------------------------------------------
                                                                         EXIDE ELECTRONICS
                                                                             PROJECTED
                                  EXIDE ELECTRONICS HISTORICAL        -----------------------
                                  TOTAL(1)         COMMERCIAL(1)      TOTAL(1)  COMMERCIAL(1)    INDUSTRY
                               --------------      --------------     --------  -------------  PROJECTED(2)
                               1994     1995       1994      1995       1996        1996           1996
                               ----     -----      ----      ----     --------  -------------  ------------
Small systems products.......  29.2%     28.6%     28.7%     28.5%       38.4%       38.4%         15.2%
Large systems products.......  10.1     (14.4)      6.7      (1.2)     (19.0)         6.1           0.9
          Total products.....  17.8       4.7      19.3      17.1        12.3        28.3          12.9
Services.....................   6.9      14.3      13.8      15.5      (12.1)        10.3           4.9
          Total products and
            services.........  14.5       7.4      17.9      16.7         4.9        24.0          11.6

---------------

(1) Total includes commercial and federal government revenues. Commercial excludes federal government revenues.
(2) Based on industry analysts' and Company estimates.

     As indicated in the above table, the Company is projecting that its revenue growth in small systems products and large systems commercial sales and in commercial services will be at rates higher than those projected for the industry on average, resulting in some market share gains in each segment.

     The projected increase in small systems revenues in fiscal 1996 is partially attributable to the inclusion of a full year's revenues of Lectro Products, Inc. ("Lectro") which was acquired at the end of fiscal 1995. Excluding 1995 actual and 1996 projected revenues of Lectro, the Company is projecting an increase in small systems revenues of 30.4% in fiscal 1996.

     The Company's projected increase in small systems revenues is also attributable to market share gains that are expected to be generated by developing new and expanded original equipment manufacturer ("OEM") partnerships and focusing on selected high growth market segments such as medical equipment. In addition, the Company will focus on increasing international market share in small systems products by building on the Company's current name recognition and reputation. The Company also expects to achieve increased small systems and large systems sales as a result of new 51%-owned subsidiaries in India and Brazil, which are expected to begin operations during fiscal 1996. New product offerings, such as line-interactive UPSs and expanded network management software, will also drive incremental revenues.

     The projected increase in commercial large system revenues is attributable, in part, to increased international market share, which is expected to be generated by introduction of certain mid-range products designed specifically for international use, capitalization on the Company's current name recognition, reputation and leadership role to exploit opportunities in selected international markets, establishing a presence in certain under-served international regions and leveraging the market share and distribution channels of International Power Machines Corporation ("IPM") with those of the Company.

     Commercial service revenues are projected to increase due to initiatives to capitalize on the trend among UPS end users of outsourcing various services that the Company can provide, such as facilities and battery monitoring, battery maintenance services, power quality diagnostic services, and powertrain maintenance. In addition, the Company has recently expanded its Worldwide Logistics Center to provide cost efficient depot repair and expects to expand its revenues from repair and replacement services. The Company has also identified service opportunities related to small systems products, primarily battery monitoring, maintenance and extended warranty contracts. International commercial service revenues have been increasing over time due to recent acquisitions, and this trend is expected to continue. The Company plans to continue to improve the global infrastructure that supports its worldwide service organization, including improving information systems and global repair and spare part depots, and will benefit from its planned 51%-owned subsidiaries in Brazil and India, which are currently being formed.

GROSS PROFIT

     Gross profit is projected to increase to $117.0 million in fiscal 1996 from $103.9 million in fiscal 1995. As a percentage of total revenues, gross profit is projected to increase to 28.5% in fiscal 1996 from 26.6% in fiscal 1995 as follows:

                               GROSS MARGIN                          1995         1996
        -----------------------------------------------------------  ----         ----
        Small systems products.....................................  25.4%        29.3%
        Large systems products.....................................  23.7         26.5
        Services...................................................  31.0         29.0
                  Total............................................  26.6         28.5

     The projected increase in small system gross margins in fiscal 1996 is primarily attributable to programs to standardize manufacturing processes and incorporate new technologies to reduce costs. The Company also expects to benefit from continued growth in the Powerware Prestige product family, which generally generates higher gross margins than the product families it replaced. Delays and higher than expected introduction costs related to the introduction of products in the Powerware Prestige family reduced small systems gross margins in fiscal 1995. In addition, the Company expects to institute programs to reduce the cost of components by consolidating suppliers, outsourcing selected sub-assemblies, and use of advanced materials.

     The projected increase in large system gross margins in fiscal 1996 is primarily attributable to a move away from the Company's former strategy of producing mostly customized products on a job-by-job basis toward more standardized products with common parts and manufacturing processes. In addition, fiscal 1996 will see the full year impact of higher margin mid-range product lines which had very successful introductions in late fiscal 1995 and contributed to improved margins in that fiscal year.

     The projected decrease in services gross margin in fiscal 1996 is primarily attributable to market conditions, which are expected to require the Company to reduce pricing to achieve its expected service revenue growth, which should generate lower gross margins. Service gross margin in fiscal 1996 is also expected to be adversely affected due to the integration of IPM and the Company's existing service organizations.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSE

     Selling, general and administrative expense is projected to increase to $78.5 million in fiscal 1996 from $70.0 million in fiscal 1995. As a percentage of revenues, selling, general and administrative expense is expected to increase to 19.1% in fiscal 1996 from 17.9% in fiscal 1995. The increase in selling, general and administrative expense as a percentage of revenues is primarily attributable to higher variable selling expenses related to the higher mix of commercial revenues as compared to government revenues and investments in media to build brand awareness, sponsorship of the 1996 Olympic Games in Atlanta and the Company's new 51%-owned subsidiaries in India and Brazil.

RESEARCH AND DEVELOPMENT EXPENSE

     Research and development expense is projected to increase slightly to $10.0 million in fiscal 1996 from $9.9 million in fiscal 1995. As a percentage of revenues, however, research and development expense is projected to decrease to 2.4% in fiscal 1996 from 2.5% in fiscal 1995.

INCOME FROM OPERATIONS

     Excluding non-recurring litigation and merger and acquisition expense, the Company had operating income of $24.0 million, or 6.1% of revenues, in fiscal 1995 which, due to the reasons discussed above, the Company projects will increase to $28.5 million, or 7.0% of revenues, in fiscal 1996.

EBITDA

     EBITDA represents income from operations plus depreciation and amortization, a non-recurring 1994 litigation charge of $5.0 million, and non-recurring 1995 merger, acquisition and litigation charges of $7.7 million. While EBITDA should not be construed as a substitute for income from operations, net income and cash flows from operating activities in analyzing operating performance, financial position and cash flows, the Company has included EBITDA because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company's ability to service debt.

                             DELTEC -- STAND ALONE

                            STATEMENTS OF OPERATIONS

                                                                                         PROJECTED
                                                HISTORICAL YEAR ENDED DECEMBER 31,      YEAR ENDED
                                               ------------------------------------    SEPTEMBER 30,
                                                 1993          1994          1995          1996
                                               --------      --------      --------    -------------
                                                                  (IN THOUSANDS)
Revenues:
  Products...................................  $ 60,446      $ 80,236      $113,031      $ 135,000
  Services...................................    14,982        16,960        19,918         23,000
                                               --------      --------      --------    -------------
     Total revenues..........................    75,428        97,196       132,949        158,000
                                               --------      --------      --------    -------------
Gross profit:
  Products...................................    21,212        29,884        41,110         48,000
  Services...................................     7,537         8,634        10,949         12,000
                                               --------      --------      --------    -------------
     Total gross profit......................    28,749        38,518        52,059         60,000
Selling, general and administrative
  expense....................................    19,963        26,003        33,647         37,000
Research and development expense.............     3,119         4,168         4,976          5,000
Royalty expense..............................     1,478         2,298         3,411             --
                                               --------      --------      --------    -------------
  Income from operations.....................  $  4,189      $  6,049      $ 10,025      $  18,000
                                               ========      ========      ========     ==========
OTHER DATA:
EBITDA.......................................  $  9,016      $ 12,332      $ 17,853      $  23,248
Depreciation.................................     1,358         1,690         2,014          2,763
Amortization.................................     1,991         2,295         2,403          2,485
Capital expenditures.........................     1,456         1,634         2,402          3,000

                          NOTES TO DELTEC  STAND ALONE
                            STATEMENTS OF OPERATIONS

BASIS OF PRESENTATION

     The Deltec -- Stand Alone projected Statement of Operations for the fiscal year ended September 30, 1996 is based on projected financial information provided to the Company by Fiskars and Deltec. Because the Deltec Acquisition has not been consummated and because the Company's management did not participate in the development of the projected financial information provided to the Company by Fiskars and Deltec, the ability of the Company's management to project such information is necessarily more limited than its ability to project financial information for Exide Electronics -- Stand Alone. Accordingly, the projected financial information for Deltec -- Stand Alone is necessarily more speculative in nature.

     Based on the results of the Company's due diligence procedures, the Company has reduced the Deltec -- Stand Alone projected revenues and income from operations for 1996 from the amounts projected by Fiskars and Deltec. The Company reduced Deltec product and service revenue growth rates to levels more in line with expected market growth rates and reduced gross margins to reflect reduced margins due to pressure from the lower-margin OEM channel, as it becomes a greater component of Deltec's revenues, and to reflect lower service margins due to increased competition for third-party service contracts.

REVENUES

     Revenues are projected to increase to $158.0 million in fiscal 1996 from $132.9 million in fiscal 1995, an increase of $25.1 million or 18.8% due to an increase of $22.0 million (19.4%) in product revenues, and an increase of $3.1 million (15.5%) in service revenues. Deltec's annual historical and projected growth rates as compared to projected industry growth rates are as follows:

                                                                  ANNUAL GROWTH RATE
                                                     --------------------------------------------
                                                         DELTEC
                                                       HISTORICAL         DELTEC        INDUSTRY
                                                     --------------      PROJECTED      PROJECTED
                                                     1994      1995        1996           1996
                                                     ----      ----      ---------      ---------
    Products.......................................  32.7%     40.9%        19.4%          15.2%
    Services.......................................  13.2      17.4         15.5            4.9
              Total................................  28.9      36.8         18.8           11.6

     As indicated in the above table, the Company is projecting that Deltec's revenue growth in products and services will be at rates higher than those projected for the industry on average, resulting in some market share gains in those segments.

     The projected increases in product revenues in fiscal 1996 are primarily attributable to increased sales to OEMs, computer distributor channels and Pan-European distributors. Additionally, sales in fiscal 1996 are expected to increase, in part, due to the introduction of a new single-phase product line.

     The projected increase in service revenues is primarily attributable to increased service contract sales, in conjunction with increased product sales, and increased contracts to service UPS products manufactured by third-party vendors.

GROSS PROFIT

     Gross profit is projected to increase to $60.0 million in fiscal 1996 from $52.1 million in fiscal 1995. As a percentage of revenues, gross profit is projected to be 38.0% in fiscal 1996, as compared to 39.2% in fiscal 1995 as follows:

                                 GROSS MARGIN                            1995     1996
        ---------------------------------------------------------------  ----     ----
        Products.......................................................  36.4%    35.6%
        Services.......................................................  55.0     52.2
                  Total................................................  39.2     38.0

     Gross margin percentages are projected to decline slightly due to expected declines in prices of the small systems products, partially offset by improved manufacturing costs due to expanded manufacturing capabilities, improved efficiencies and improved production logistics.

SELLING, GENERAL AND ADMINISTRATIVE

     Selling, general and administrative expense is projected to increase to $37.0 million in fiscal 1996 from $33.6 million in fiscal 1995, an increase of 10.0%. As a percentage of revenues, however, selling, general and administrative expense is expected to decrease to 23.4% in fiscal 1996 from 25.3% in fiscal 1995. The expected increase in selling, general and administrative expense is the result of increased marketing expenses in support of small systems products, continued investment in the European direct sales force and new sales offices in Europe. The decrease as a percentage of revenues is due to increasing revenues over a relatively fixed cost base.

RESEARCH AND DEVELOPMENT EXPENSE

     Research and development expense is projected to remain unchanged at $5.0 million in fiscal 1996. As a percentage of revenues, research and development expense is projected to decrease to 3.2% in fiscal 1996 from 3.7% in fiscal 1995.

INCOME FROM OPERATIONS

     Operating income (excluding royalty payments for use of Fiskar's trademarks that will not be paid following the Deltec Acquisition) was $13.4 million in fiscal 1995 which, for the reasons discussed above, is projected to increase to $18.0 million in fiscal 1996. As a percentage of revenues, operating income is projected to increase to 11.4% in fiscal 1996 from 10.1% of revenues in fiscal 1995.

EBITDA

     EBITDA represents income from operations plus depreciation and amortization and Deltec royalty expense payable to Fiskars that will not be charged after the Deltec Acquisition. While EBITDA should not be construed as a substitute for income from operations, net income and cash flows from operating activities in analyzing operating performance, financial position and cash flows, the Company has included EBITDA because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company's ability to service debt.

     (c) Exhibits

EXHIBIT NO.                                          DESCRIPTION
-----------          ---------------------------------------------------------------------------
    23.1         --  Consent of Price Waterhouse LLP
    23.2(a)      --  Consent of KPMG as
    23.2(b)      --  Consent of KPMG C. Jespersen
    23.2(c)      --  Consent of KPMG WIDERI OY AB
    23.2(d)      --  Consent of KPMG Bohlins AB

                         EXIDE ELECTRONICS GROUP, INC.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            EXIDE ELECTRONICS GROUP, INC.
                                                      (Registrant)

                                            By:         MARTY R. KITTRELL
                                              ----------------------------------
                                                      Marty R. Kittrell
                                                      Vice President and
                                                   Chief Financial Officer

Date: March 27, 1996

                                 EXHIBIT INDEX

EXHIBIT NO.                                   DESCRIPTION                                PAGE
-----------     -----------------------------------------------------------------------  ----
    23.1        Consent of Price Waterhouse LLP
    23.2(a)     Consent of KPMG as
    23.2(b)     Consent of KPMG C. Jespersen
    23.2(c)     Consent of KPMG WIDERI OY AB
    23.2(d)     Consent of KPMG Bohlins AB